UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

RUMBLE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
Friday, June 14, 2024, 10:00 a.m. (Eastern Time)
Virtual Meeting Only — No Physical Meeting Location

The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Rumble Inc. will be held virtually on Friday, June 14, 2024 at 10:00 a.m. (Eastern Time) via a live webcast.

ITEMS OF BUSINESS

At the Annual Meeting, you will be asked to:

1.	Elect each of the Board of Directors’ seven nominees for director to serve until the 2025 Annual Meeting of Stockholders;

2.	Approve the Rumble Inc. 2024 Employee Stock Purchase Plan;

3.	Ratify the appointment of Moss Adams LLP as our independent auditors for the fiscal year ending December 31, 2024;

4.	Approve a certificate of amendment to the Second Amended and Restated Certificate of Incorporation of Rumble Inc. to limit the liability of certain officers as permitted by Delaware law; and

5.	Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

RECORD DATE AND MEETING INFORMATION

Stockholders of record as of the close of business on April 18, 2024, will be able to participate in the Annual Meeting by visiting our meeting website at virtualshareholdermeeting.com/RUM2024. To participate in the Annual Meeting, you will need the 16-digit control number included on your notice of internet availability of the proxy materials, proxy card or on the instructions that accompanied your proxy materials. If you have any questions about your control number, please contact the bank, broker, or other nominee that holds your shares. The Annual Meeting will begin promptly at 10:00 a.m., Eastern Time. Online check-in will begin at 9:30 a.m., Eastern Time. Stockholders can submit questions in advance of the meeting and access copies of our proxy statement and annual report by visiting proxyvote.com/RUM.

VOTING YOUR PROXY

Your vote is important. Stockholders are cordially invited to attend and participate in the Annual Meeting via our live webcast. Whether or not you plan to attend the Annual Meeting, please promptly complete and return your proxy card in the enclosed envelope, or submit your proxy by telephone, by mail, or via the internet as described in your proxy card or voting instruction form. As described below, you may also vote electronically at the Annual Meeting if you attend and participate in the Annual Meeting. Each outstanding share of Class A Common Stock and Class C Common Stock is entitled to one vote per share and each outstanding share of Class D Common Stock is entitled to 11.2663 votes per share on all matters presented at the Annual Meeting.

By Order of the Board of Directors:

Chris Pavlovski
Chairman and CEO
April 24, 2024

Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting of Stockholders to be Held on June 14, 2024. This Notice of Annual Meeting of Stockholders, the Proxy Statement and the 2023 Annual Report to Stockholders are available at proxyvote.com/RUM.

You are cordially invited to attend the Annual Meeting online. Your vote is important. Whether or not you expect to attend the Annual Meeting online, please complete, date, sign and return the proxy mailed to you, or vote over the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must follow the instructions from such organization and will need to obtain a proxy issued in your name from that agent to vote your shares that are held in such agent’s name and account.

i

RUMBLE INC.

444 Gulf of Mexico Drive

Longboat Key, Florida 34228

PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 14, 2024 at 10:00 a.m., Eastern Time

GENERAL INFORMATION

The Proxy Materials for our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Rumble Inc. (“Rumble” or the “Company”) include the Notice of Internet Availability of Proxy Materials (the “Notice”), Notice of Annual Meeting, this Proxy Statement, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (collectively, the “proxy materials”) are first being furnished by and on behalf of the Board of Directors of the Company (the “Board of Directors”) on or about April 24, 2024.

We were a special purpose acquisition company called CF Acquisition Corp. VI (“CFVI”) prior to the closing of a business combination (the “Business Combination”) on September 16, 2022. The Business Combination represents the transactions contemplated by the business combination agreement, dated December 1, 2021 (the “Business Combination Agreement”) whereby Rumble Inc., a corporation formed under the laws of the Province of Ontario, Canada (“Legacy Rumble”) became a wholly owned subsidiary of CFVI. In connection with the consummation of the Business Combination, CFVI was renamed “Rumble Inc.” and Legacy Rumble was renamed Rumble Canada Inc.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you the Notice because our Board of Directors is soliciting your proxy to vote at the Annual Meeting, to be held on Friday, June 14, 2024 at 10:00 a.m. Eastern Time. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

The Notice will provide instructions as to how a stockholder of record may access and review the proxy materials on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent by mail or email to the stockholder of record. The Notice will also provide voting instructions. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

We intend to mail the Notice on or about April 24, 2024 to all stockholders of record, who are entitled to vote at the Annual Meeting. The proxy materials will be made available to stockholders on the internet on the same date.

Will I receive any other proxy materials by mail?

No, you will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. Instructions on how to access the proxy materials over the internet or to request a paper copy may be found in the Notice. In addition, the notice contains instructions on how you may request access to proxy materials in printed form by mail or electronically on an ongoing basis.

Why is Rumble conducting the Annual Meeting virtually?

The Annual Meeting will be held in a virtual format to reach a greater number of our stockholders.

When is the record date for the Annual Meeting?

The Board of Directors set the close of business on April 18, 2024 as the record date for the Annual Meeting (the “Record Date”).

How do I attend, participate in, and ask questions during the Annual Meeting?

You are entitled to participate in the Annual Meeting only if you were a stockholder or a joint holder as of the close of business on the Record Date or if you hold a valid proxy for the Annual Meeting. You will be able to attend the annual meeting online and submit your questions during the meeting by visiting virtualshareholdermeeting.com/RUM2024. You also will be able to vote your shares electronically at the Annual Meeting.

To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. If you have any questions about your control number, please contact the bank, broker, or other nominee that holds your shares. The meeting webcast will begin promptly at 10:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online access to the meeting will open at 9:30 a.m., Eastern Time, and you should allow ample time to log in to the meeting webcast and test your computer audio system.

Stockholders who attend and participate in the Annual Meeting can submit questions electronically until the start of the meeting at proxyvote.com/RUM. In addition, stockholders who attend and participate in the virtual Annual Meeting will also have an opportunity to submit questions via the Internet during the live Q&A portion of the meeting. The Company will use reasonable efforts to answer all questions pertinent to meeting matters during the Annual Meeting, subject to time constraints and the rules of conduct for the Annual Meeting. If we receive questions on similar topics, we may group such questions together and provide a single response.

What if I have technical difficulties or trouble accessing the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call 1-855-449-0991 (toll-free) or 1-720-378-5962 (toll line).

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote online at the Annual Meeting. As of the Record Date, we had 387,583,997 shares of common stock outstanding and entitled to vote, consisting of 116,647,966 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), 165,153,628 shares of Class C common stock, par value $0.0001 per share (the “Class C Common Stock”) and 105,782,403 shares of Class D common stock, par value $0.0001 per share (the “Class D Common Stock”). Each share of Class A Common Stock and Class C Common Stock is entitled to one vote per share and each share of Class D Common Stock is entitled to 11.2663 votes per share on any matter presented to stockholders at the Annual Meeting. The holders of Class A Common Stock, Class C Common Stock and Class D Common Stock will vote together as a single class on all matters to be presented to stockholders at the Annual Meeting.

Information as to how to obtain the list of stockholders entitled to vote at the Annual Meeting will be available during the ten days preceding the annual meeting at the website for the annual meeting: www.virtualshareholdermeeting.com/RUM2024.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held, not in your name, but rather in an account at a broker, bank or other agent, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares online at the Annual Meeting unless you request and obtain a valid legal proxy from your broker, bank or other agent. Check with your broker, bank, or other agent, and follow the instructions you receive during the registration process prior to the Annual Meeting.

What are the proposals on which I’m voting?

There are four matters scheduled for a vote:

●	Proposal No. 1 — To elect seven directors to hold office until the 2025 Annual Meeting of Stockholders;

●	Proposal No. 2 — To approve the Rumble Inc. 2024 Employee Stock Purchase Plan (in the form of Annex A);

●	Proposal No. 3 — To ratify the selection of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

●	Proposal No. 4 — To approve a certificate of amendment to the Second Amended and Restated Certificate of Incorporation of Rumble Inc. to limit the liability of certain officers as permitted by Delaware law (in the form of Annex B).

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy, Chris Pavlovski, Chairman and Chief Executive Officer and Michael Ellis, General Counsel and Corporate Secretary, to vote on those matters in accordance with their best judgment. As of the date of this Proxy Statement, the Board of Directors did not know of any other business to be presented for consideration at the Annual Meeting.

What are my voting options and how do I vote?

You may either vote “For” the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For the proposals to approve the Rumble Inc. 2024 Employee Stock Purchase Plan, to ratify the selection of Moss Adams LLP, and to amend our Certificate of Incorporation, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote (1) online during the Annual Meeting or (2) in advance of the Annual Meeting by proxy through the internet, by telephone or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.

●	To vote during the Annual Meeting, stockholders may do so by visiting the following website: www.virtualshareholdermeeting.com/RUM2024. Even if you plan to participate in the Annual Meeting, we recommend that you also vote in advance using one of the methods described below so that your vote will be counted if you later decide not to participate in the Annual Meeting.

●	To vote in advance of the Annual Meeting through the internet, stockholders who have received a notice of the internet availability of the proxy materials by mail may submit proxies over the internet by following the instructions on the notice. Stockholders who have received notice of the internet availability of the proxy materials by e-mail may submit proxies over the internet by following the instructions included in the e-mail. Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the internet by following the instructions on the proxy card or voting instruction card.

●	To vote in advance of the Annual Meeting by telephone, stockholders of record who live in the U.S. or Canada may submit proxies by telephone by calling 1-800-690-6903 and following the instructions. Stockholders of record who have received a notice of the internet availability of the proxy materials by mail or by email must have the control number that appears on their notice available when voting.

●	To vote in advance of the Annual Meeting by mail, stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should receive a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online at the Annual Meeting, you must obtain a valid legal proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

What is the deadline for voting my shares?

If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close during the annual meeting.

If you are the beneficial owner of shares held through a broker, trustee, or other nominee, please follow the voting instructions provided by your broker, trustee or nominee.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Class A Common Stock or Class C Common Stock that you own as of the Record Date. Shares of Class D Common Stock are entitled to 11.2663 votes per share on any matter presented to stockholders at the Annual Meeting (other than the election of the Class A Director (as defined below)). All shares of Class D Common Stock that are outstanding are beneficially owned by Chris Pavlovski, our Founder and Chief Executive Officer.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, through the internet, by telephone or online at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker, bank or other agent will still be able to vote your shares depends on whether the particular proposal is deemed to be a “routine” matter. Brokers, banks and other agents can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker, bank or other agent may not vote your shares on Proposal No. 1, Proposal No. 2 and Proposal No. 4 without your instructions, but may vote your shares on Proposal No. 3 even in the absence of your instruction. We encourage you to provide voting instructions to your broker, bank or other agent. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your broker, bank or other agent about how to submit your proxy to them at the time you receive this Proxy Statement.

If you are a beneficial owner of shares held in “street name”, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of each of the nominees for director, “For” the approval of the Rumble Inc. 2024 Employee Stock Purchase Plan, “For” the ratification of selection of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, and “For” the approval of a certificate of amendment to the Second Amended and Restated Certificate of Incorporation of Rumble Inc. to limit the liability of certain officers as permitted by Delaware law. If any other matter is properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matter in accordance with their best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices you receive to ensure that all of your shares are voted.

Can I revoke my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:

●	You may submit another properly completed proxy card with a later date.

●	You may grant a subsequent proxy by telephone or through the internet.

●	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at Rumble Inc., 444 Gulf of Mexico Drive, Longboat Key, FL 34228.

●	You may attend the Annual Meeting and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

How are votes counted, and what effect do abstentions and broker non-votes have on the proposals?

For Proposal No. 1, in the election of directors, you may vote “For,” “Against,” or “Abstain” with respect to each of the nominees. If you elect to abstain in the election of directors, the abstention will not impact the election of directors. In tabulating the voting results for the election of directors, only “For” and “Against” votes are counted.

For Proposals Nos. 2 - 4, you may vote “For,” “Against,” or “Abstain.” If you elect to abstain for Proposals nos. 2 - 4, the abstention will have the same effect as an “Against” vote.

If you are the beneficial owner of shares held in the name of a broker, trustee, or other nominee and do not provide that broker, trustee, or other nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers, trustees, or other nominees may generally vote on routine matters but cannot vote on non-routine matters. Only Proposal no. 3 (ratifying the appointment of the independent registered public accounting firm) is expected to be considered a routine matter. The other proposals are not expected to be considered routine matters, and without your instructions, your broker cannot vote your shares with respect to such proposals. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered votes cast or entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of Proposals Nos. 1 - 3. With respect to Proposal No. 4, broker non-votes will have the same effect as a vote “Against” the proposal. Note that whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, trustee, or other nominee how to vote your shares on all proposals to ensure your vote is counted.

How many votes are needed to approve each proposal?

●	Proposal No. 1 — For the election of directors, pursuant to our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), one director designated as the Class A Director by our Board of Directors, which director nominee is Robert Arsov (the “Class A Director”), will be elected by a plurality of the votes of the shares of our Class A Common Stock, present by virtual attendance or represented by proxy at the meeting and entitled to vote on the election of directors and the remaining directors will be elected by a plurality of the votes of our Class A Common Stock, Class C Common Stock and Class D Common Stock (voting together as a single class) present by virtual attendance or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the seven nominees receiving the most “For” votes will be elected. Accordingly, only votes “For” will affect the outcome of the election of directors and broker non-votes and votes that are withheld will not affect the election of directors.

●	Proposals Nos. 2 and 3 — To approve the Rumble Inc. 2024 Employee Stock Purchase Plan and to ratify the selection of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, each proposal requires the affirmative vote of a majority of the shares present, in person or represented by proxy, and entitled to vote on that proposal at the Annual Meeting. Accordingly, these proposals must each receive “For” votes from the holders of a majority of the votes of the shares of our Class A Common Stock, Class C Common Stock and Class D Common Stock (voting together as a single class) present by virtual attendance or represented by proxy and entitled to vote on each matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

●	Proposal No. 4 — To approve a certificate of amendment to the Second Amended and Restated Certificate of Incorporation of Rumble Inc. to limit the liability of certain officers as permitted by Delaware law, the proposal requires the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote on the proposal at the Annual Meeting. Accordingly, this proposal must receive “For” votes from the holders of a majority of the shares of our Class A Common Stock, Class C Common Stock and Class D Common Stock (voting together as a single class). If you “Abstain” from voting, it will have the same effect as an “Against” vote.

How many shares must be present to hold the Annual Meeting?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote are present at the Annual Meeting online or represented by proxy. The inspector of election appointed for the Annual Meeting will determine whether or not a quorum is present. The inspector of elections will be a representative from an independent firm, Broadridge.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote online at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the voting power of the shares present at the Annual Meeting by virtual attendance or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting. Final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting.

When are stockholder proposals and director nominations due for the 2025 Annual Meeting of Stockholders?

Stockholder Proposals.

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2025 annual meeting of stockholders, our Corporate Secretary must receive the notice not later than the close of business on December 25, 2024. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Rumble Inc.

Attention: Corporate Secretary

444 Gulf of Mexico Drive

Longboat Key, Florida 34228

Director Nominations.

Holders of our common stock may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board of Directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Information Regarding the Board of Directors and Corporate Governance-Nominating and Corporate Governance Committee.”

Our Amended and Restated Bylaws (the “Bylaws”) permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director candidate, the stockholder must provide the information required by our Bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our Bylaws, which, for the 2025 annual meeting of stockholders, requires that the notice be received by our Corporate Secretary between the close of business on February 14, 2025, and the close of business on March 17, 2025 for stockholder proposals that are not intended to be included in a proxy statement.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules in connection with our 2025 annual meeting of stockholders, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to us that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 15, 2025.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our business and affairs are managed under the direction of our Board of Directors. The Board of Directors presently has seven members, five of whom are deemed “independent” under the SEC rules and listing standards of The Nasdaq Stock Market (“Nasdaq”). Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors or by a sole remaining director. Upon the recommendation of the Nominating and Corporate Governance Committee of our Board of Directors, our Board of Directors has nominated the seven director nominees listed below for election at the Annual Meeting. Each of the director nominees currently serves on the Board of Directors. The current term of all directors will expire at the Annual Meeting when their successors are elected, and the Board of Directors has nominated each of these individuals for a new one-year term that will expire at the 2025 Annual Meeting of Stockholders when their successors are elected.

The Class A Director will be elected by a plurality of the votes cast by the holders of shares of our Class A Common Stock, present by virtual attendance or represented by proxy at the meeting and entitled to vote on the election of directors and the remaining directors will be elected by a plurality of the votes cast by the holders of shares of our Class A Common Stock, Class C Common Stock and Class D Common Stock (voting together as a single class), present by virtual attendance or represented by proxy at the meeting and entitled to vote on the election of directors. Accordingly, the seven nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of the nominees named below. If the nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Board of Directors. Each person nominated for election has consented to being named as a nominee in this Proxy Statement and has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve if elected.

The Nominating and Corporate Governance Committee believes that all directors must, at a minimum, meet the criteria set forth in the Company’s Code of Conduct and Ethics and the Corporate Governance Guidelines, which specify, among other things, that the Nominating and Corporate Governance Committee will consider criteria such as independence, diversity, age, skills, and experience in the context of the needs of the Board of Directors. The Nominating and Corporate Governance Committee also will consider a combination of factors for each director, including (a) the nominee’s ability to represent all stockholders without a conflict of interest, (b) the nominee’s ability to work in and promote a productive environment, (c) whether the nominee has sufficient time and willingness to fulfill the substantial duties and responsibilities of a director, (d) whether the nominee has demonstrated the high level of character, ethics and integrity expected by the Company, (e) whether the nominee possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a publicly-traded company, and (f) the nominee’s ability to apply sound and independent business judgment. The following is a brief biography of the nominees for election at the Annual Meeting.

NOMINEES FOR ELECTION FOR A TERM EXPIRING AT THE 2024 ANNUAL MEETING OF STOCKHOLDERS

Chris Pavlovski, age 40, is the Founder and Chief Executive Officer of Rumble and has served as a member of our Board of Directors since September 2022, and served as a member of the board of directors of Legacy Rumble since 2013. As a three-time successful entrepreneur, Mr. Pavlovski has over 20 years’ experience in the online marketing and advertising space. After building websites daily in his teenage years, Mr. Pavlovski founded Jolted Media Group and served as its Chief Executive Officer. During the same time, Mr. Pavlovski served as the director of marketing for NASA’s Next Giant Leap from 2009 through 2012 leading corporate donations, sponsorships, and internet marketing strategies. Mr. Pavlovski also founded Cosmic Development in 2011, a global IT business employing 150+ employees with offices in Europe and North America. The business was ranked as the 2nd best employer in Macedonia and has been the recipient of numerous awards. Mr. Pavlovski also sits on numerous boards, including Macedonia 2025, a not-for-profit organization focused on economic and educational development in Macedonia. As a result of his success, Mr. Pavlovski became a finalist for the Ernst & Young Entrepreneur of the Year in 2010. Prior to his entrepreneurial journey, Mr. Pavlovski served as a Network Administrator at Microsoft and studied at the University of Toronto. We believe that Mr. Pavlovski’s extensive experience in technology, online marketing and advertising and his unique perspective on technology related matters qualifies him to serve as a member of our Board of Directors.

Paul Cappuccio, age 62, has served as a member of our Board of Directors since September 2022, and served as a member of the board of directors of Legacy Rumble from January 2021 through September 2022. Mr. Cappuccio has also served as a director of Chipotle Mexican Grill, Inc. (NYSE: CMG) from 2016 to 2020 (where Mr. Cappuccio served as the chairman of the Nominating and Governance Committee and on the Audit Committee) and Central European Media Enterprises (Nasdaq: CETV) from 2009 to 2018. Mr. Cappuccio also served as the Chief Legal Officer and General Counsel of NJOY, LLC, a privately-held company that sells electronic nicotine delivery systems to adult smokers and former smokers, from January 2020 to June 2023. From 2019 to 2020, Mr. Cappuccio served as Vice Chairman of dtx, a digital company that connects consumers with brands through QR codes. From January 2001 to June 2018, Mr. Cappuccio served as Executive Vice President and General Counsel of Time Warner, Inc., a consolidated worldwide media and entertainment company. From August 1999 to January 2001, he served as Senior Vice President and General Counsel at America Online, Inc., an internet access company. Prior to this, Mr. Cappuccio was a partner at Kirkland & Ellis and served as an Associate Deputy Attorney General at the U.S. Department of Justice. Additionally, Mr. Cappuccio served as a law clerk to two Justices of the Supreme Court of the United States, the Hon. Anthony M. Kennedy and the Hon. Antonin Scalia. Mr. Cappuccio received his J.D. from Harvard Law School and a B.A. from Georgetown University. We believe that Mr. Cappuccio’s experience as a leader in the legal, media and entertainment, and technology industries, as well as his prior service on multiple public company boards, qualifies him to serve as a member of our Board of Directors.

Ryan Milnes, age 41, has served as a member of our Board of Directors since September 2022, and served as a member of the board of directors of Legacy Rumble from 2013 through September 2022. Mr. Milnes is an accomplished entrepreneur and the co-founder and Chief Executive Officer of Cosmic Development, a global IT business employing more than 150 employees with offices in Europe and North America. Since founding Cosmic in 2013, Mr. Milnes has overseen Cosmic’s provision of content editing and moderation services to Rumble. He is the owner and director of multiple businesses which focus on tech and real estate. Mr. Milnes holds a film degree from the Toronto Film School. We believe that Mr. Milnes’s experience as an entrepreneur in the information technology industry qualifies him to serve as a member of our Board of Directors.

Robert Arsov, age 49, has served as a member of our Board of Directors since September 2022, and served as a member of the board of directors of Legacy Rumble from 2014 through September 2022. Mr. Arsov is a Founding Partner of Hoplon Capital, which was formed in May 2021. Mr. Arsov also currently serves as a Senior Advisor at Guggenheim Partners, a position he has held since May 2021. Prior to becoming Senior Advisor, he was a Senior Managing Director at Guggenheim Partners from May 2014 to May 2021, where he advised companies across the technology and IT/business services sectors, with special focus on the insurance, financial services, healthcare, cloud/network infrastructure and communications end-markets. He also maintained an active M&A advisory practice in the biotech and pharma sectors. Mr. Arsov was previously a member of the M&A group at Credit Suisse and its predecessor company Donaldson, Lufkin & Jenrette in New York. Mr. Arsov holds a B.S. degree from the Haas School of Business at the University of California at Berkeley. We believe that Mr. Arsov’s extensive business and financial experience qualifies him to serve as a member of our Board of Directors.

Nancy Armstrong, age 57, has served as a member of our Board of Directors since September 2022. Ms. Armstrong is an Emmy-nominated producer and the founder/executive producer of Happy Warrior Media. She recently launched her award-winning documentary on ADHD, “The Disruptors”. Previously, she co-founded and was an executive producer of MAKERS since 2010, a leading women’s video and media platform and library. Prior to MAKERS, Ms. Armstrong began her career in media at Ogilvy, Inc. in New York City. Ms. Armstrong is a graduate of the University of Wisconsin-Madison, and received a master’s degree in communications from Boston University. We believe that Ms. Armstrong’s extensive media and advertising experience qualifies her to serve as a member of our Board of Directors.

Ethan Fallang, age 40, has served as a member of our Board of Directors since September 2022, and served as a member of the board of directors Legacy Rumble from May of 2021 through September 2022. Mr. Fallang also serves as a director at Riverview Health Institute, LLC, an upscale medical center. From May 2022 to August 2023, Mr. Fallang served as a Partner at Narya Capital Management, LLC, where he was in charge of overseeing the fund’s accounting, tax, and audit functions. Prior to joining Narya in February 2020, Mr. Fallang served as the Chief Executive Officer of Riverview Health Institute, LLC beginning in October 2010. Mr. Fallang holds a B.S. in Business Administration from the Ohio State University and a Master of Business Administration from the Isenberg School of Management at the University of Massachusetts Amherst. We believe that Mr. Fallang’s extensive business and accounting experience qualifies him to serve as a member of our Board of Directors.

David Sacks, age 51, has served as a member of our Board of Directors since June 2023. Mr. Sacks also serves as general partner of Craft Ventures, a venture capital fund that he co-founded in 2017. His angel investments include Facebook, Uber, SpaceX, Palantir Technologies, and Airbnb, among many others. Prior to co-founding Craft Ventures, Mr. Sacks was the founding Chief Operating Officer and product leader of PayPal, a multinational financial technology company, and the founder and CEO of Yammer, an enterprise social networking software company. Mr. Sacks holds a B.A. in economics from Stanford University and a J.D. from the University of Chicago Law School. We believe that Mr. Sacks’s extensive entrepreneurial, technology, and venture capital experience qualifies him to serve as a member of our Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE ELECTION OF EACH OF THE NAMED NOMINEES ABOVE

BOARD OF DIRECTORS DIVERSITY

The Board of Directors Diversity Matrix, below, provides the diversity statistics for our Board of Directors as required by the Nasdaq rules.

Board of Directors Diversity Matrix (As of the date of this Proxy Statement)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5	—	1
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latino	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	1

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Family Relationships

There are no family relationships among any of our directors or executive officers.

Controlled Company

For purposes of the Nasdaq Listing Rules, we are a “controlled company.” Under the Nasdaq rules, controlled companies are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. Chris Pavlovski owns approximately 85% of the outstanding voting power for the election of directors. As a “controlled company,” we are exempt from the requirement that a majority of the Board of Directors be independent.

Director Independence

Our common stock is listed on Nasdaq. As required under Nasdaq listing standards (other than with respect to a “controlled company,” which our company is), a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. In addition, the Nasdaq listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be “independent.” Our Board of Directors consults with our counsel to ensure that the Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

The Board of Directors has reviewed the independence of each director. Based on information provided by each director concerning her or his background, employment and affiliations, the Board of Directors affirmatively determined that none of the directors has any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of the directors, other than Mr. Pavlovski and Mr. Milnes, is “independent” as that term is defined under the Nasdaq listing standards.

Board of Directors Leadership Structure

Our Bylaws and Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairman of the Board of Directors and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Mr. Pavlovski currently serves in a combined role of Chairman of the Board of Directors and Chief Executive Officer.

Our Board of Directors exercises its judgment in combining or separating the roles of Chairman of the Board of Directors and Chief Executive Officer as it deems appropriate in light of prevailing circumstances. The Board of Directors will continue to exercise its judgment on an ongoing basis to determine the optimal leadership structure that the Board of Directors believes will provide effective leadership, oversight and direction, while optimizing the functioning of both the Board of Directors and management and facilitating effective communication between the two. The Board of Directors has concluded that the current structure provides a well-functioning and effective balance between strong Company leadership and appropriate safeguards and oversight by independent directors. Our Corporate Governance Guidelines provide that an independent “lead director” will be elected from among the independent directors when the Chairperson of the Board is not an independent director to preside over executive sessions among non-management directors which are to be held at least annually. Our Board of Directors has elected Robert Arsov as the independent “lead director.”

Role of the Board of Directors in Risk Oversight

One of the key functions of the Board of Directors is the informed oversight of our risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, the Board of Directors is responsible for reviewing the major risks facing our company and the Audit Committee of the Board of Directors has the responsibility to review and discuss with management and the independent auditor any significant risks or exposures and our company’s policies and processes with respect to risk assessment and risk management. The Audit Committee also monitors compliance with legal and regulatory requirements. The Compensation Committee of the Board of Directors (the “Compensation Committee”) also assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Meetings of The Board of Directors and Its Committees

The Board of Directors met ten times, the Audit Committee met ten times, the Compensation Committee met five times, and the Nominating and Corporate Governance Committee met two times during the fiscal year ended December 31, 2023. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which he or she served held during the year ended December 31, 2023.

We expect our directors and nominees for director to attend the Annual Meeting.

Information Regarding Committees of the Board of Directors

The Board of Directors has established standing committees in connection with the discharge of its responsibilities. These committees include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Pursuant to our Bylaws, the Board of Directors may establish such other committees as may be permitted by law. The following table provides current membership information for each of these Board of Directors committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Chris Pavlovski
Nancy Armstrong	X		X
Paul Cappuccio	X	X*
Robert Arsov		X	X*
Ryan Milnes
Ethan Fallang	X*		X
David Sacks
Total meetings in the fiscal year ended December 31, 2023	10	5	2

X	Committee Member
*	Committee Chair

Below is a description of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board of Directors. Each of the committees operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board of Directors for approval. The written charters of the committees are available at the investors section of our website at investors.rumble.com.

Audit Committee

The members of our Audit Committee consist of Ethan Fallang, Nancy Armstrong and Paul Cappuccio. Ethan Fallang serves as the chairman of the committee. Under the Nasdaq Listing Rules, we are required to have at least three (3) members on the audit committee. The Nasdaq Listing Rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be composed solely of independent directors, and each committee member qualifies as an independent director under applicable rules. Ethan Fallang, Nancy Armstrong and Paul Cappuccio are each financially literate, and Ethan Fallang qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

The functions of this committee include, among other things:

●	sole responsibility for the appointment, evaluation, compensation, retention and, if appropriate, replacement of the independent auditor;

●	assessment of the independence of the independent auditor;

●	evaluation of the qualifications and performance of the independent auditor, including the lead audit partner;

●	oversight of the work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting;

●	review and approval of all related-party transactions required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”) for potential conflict of interest situations

●	oversight of the integrity of financial statements and management’s design and maintenance of the company’s internal control over financial reporting and disclosure controls and procedures; and

●	risk management, oversight of legal and regulatory compliance, establishment and oversight of whistleblower procedures.

Compensation Committee

The members of our Compensation Committee consist of Paul Cappuccio and Robert Arsov. Paul Cappuccio serves as the chairman of the committee. Under the Nasdaq Listing Rules, we are required to have at least two members on the compensation committee. The Nasdaq Listing Rules require that the compensation committee of a listed company (other than that of a “controlled company,” which our company is) be composed solely of independent directors, and each of Paul Cappuccio and Robert Arsov qualify as independent directors under applicable rules.

The functions of the committee include, among other things:

●	establishment and review the objectives of the management compensation programs and basic compensation policies;

●	evaluation of the performance of the executive officers against corporate goals and objectives and determination and approval of the compensation (including any awards under any equity-based compensation or non-equity-based incentive compensation plan and any material perquisites) for the executive officers;

●	a periodic assessment of CEO performance;

●	review of the compensation of other employees as the committee determines to be appropriate;

●	review of management compensation programs, including any management incentive compensation plans as well as plans and policies pertaining to perquisites, to determine whether they are appropriate;

●	review, approval and recommendation to the Board of Directors the adoption or modification of any equity-based compensation plan;

●	administration of equity-based compensation plans for our employees, consultants and contractors as provided by the terms of such plans, including authorizing all awards made pursuant to such plans;

●	succession planning for key executives;

●	review of the manner in which any risks arising out of the Company’s compensation policies and practices are monitored;

●	review the form and amount of non-employee director compensation; and

●	oversight and monitoring of other compensation-related policies and practices of the Company.

Compensation Consultants

During the fiscal year ended December 31, 2023, the Compensation Committee retained Mercer as its compensation consultant. The Compensation Committee requested that Mercer:

●	provide market information, analysis, and other advice relating to executive compensation on an ongoing basis;

●	advise on the development of the Company’s peer group and provide support and analysis regarding executive and director compensation;

●	support with the annual CEO evaluation process;

●	complete a Board of Directors compensation assessment and recommendations;

●	advise on the executive succession planning process;

●	evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals; and

●	assist in refining our compensation strategy and in implementing our executive compensation program to execute that strategy.

As part of its engagement, Mercer was requested by the Compensation Committee to develop and continually update a comparative group of peer companies and to perform analyses of competitive performance and compensation levels and design for that group. At the request of the Compensation Committee, Mercer also engaged in discussions with members of the Compensation Committee and senior management to learn more about our business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which we compete. Following an active dialogue with Mercer, the Compensation Committee considered Mercer’s input as part of its decision-making process.

The Compensation Committee has evaluated its relationship with Mercer to ensure that it believes that such firm is independent from management. This review process included a review of the services that Mercer provided, the quality of those services and the fees associated with the services provided during the fiscal year ended December 31, 2023. Based on this review, as well as consideration of the factors affecting independence set forth in Exchange Act Rule 10C-1(b)(4), Rule 5605(d)(3)(D) of the Nasdaq listing standards, and such other factors as were deemed relevant under the circumstances, the Compensation Committee has determined that no conflict of interest was raised as a result of the work performed by Mercer.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that has served or currently serves as a member of our Board of Directors or the Compensation Committee.

Nominating and Corporate Governance Committee

The members of our nominating committee consist of Robert Arsov, Nancy Armstrong and Ethan Fallang. Robert Arsov serves as the chairman of the committee. The Nasdaq Listing Rules require that the nominating committee of a listed company (other than that of a “controlled company,” which our company is) be composed solely of independent directors, and each of Robert Arsov, Nancy Armstrong and Ethan Fallang qualify as independent directors under applicable rules.

The functions of this committee include, among other things:

●	development and recommendation to the Board of Directors for approval of the criteria for board membership, including as to director independence and diversity;

●	identification, screening and review of individuals qualified to become members of the Board of Directors in a manner consistent with the criteria;

●	development and assessment of policies and procedures with respect to the consideration of director nominees submitted by stockholders;

●	review of the size, composition and organization of the Board of Directors and its committees;

●	CEO succession planning;

●	development, review and assessment the adequacy of our corporate governance principles and guidelines; and

●	review of our overall corporate governance practices, including stock ownership guidelines, compulsory retirement age and term limits for directors.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, so long as the recommendations comply with our Certificate of Incorporation and Bylaws and all applicable laws, rules and regulations. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by providing timely notice in writing to our Corporate Secretary at c/o Rumble Inc., 444 Gulf of Mexico Drive, Longboat Key, FL 34228. To be timely for our 2025 annual meeting of stockholders, our Corporate Secretary must receive the notice no earlier than February 14, 2025 and not later than the close of business on March 17, 2025. Submissions must include the specific information required in Section 2.12 of our Bylaws. For additional information about our director nomination requirements, please see our Bylaws.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, applicable to all of our employees, executive officers and directors. Our Code of Business Conduct and Ethics is available at the investors section of our website at investors.rumble.com. Any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website to the extent required by applicable rules and exchange requirements.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines to assure that the Board of Directors will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board of Directors intends to follow with respect to, among other things, director qualifications, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees. The Corporate Governance Guidelines are available on our investor relations website at investors.rumble.com.

Insider Trading Policy

Our Board of Directors has adopted an insider trading policy that applies to our employees, directors, and certain consultants. This policy prohibits, among other things, trading of the company securities during specified blackout periods and engaging in short sales of company securities.

Hedging, Pledging and Other Special Transactions

Pursuant to our insider trading policy, we discourage our employees, directors and officers from engaging in certain transactions, including the placing of standing or limit orders on company securities as well as engaging in transactions in put options, call options or similar derivative securities that are traded on an exchange or in any other organized market. If a person subject to the policy determines that he or she must engage in such a transaction, the transaction must comply with our pre-clearance and blackout processes. Our directors, officers and other employees are generally not prohibited from engaging in hedging or pledging transactions involving company securities.

Stockholder Communications with the Board of Directors

Our stockholders wishing to communicate with the Board of Directors or an individual director may send a written communication to the Board of Directors or such director addressed to c/o Rumble Inc., 444 Gulf of Mexico Drive, Longboat Key, FL 34228, Attn: Corporate Secretary. The Secretary will review each communication. The Secretary will forward such communication to the Board of Directors or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary will discard the communication or inform the proper authorities, as may be appropriate.

PROPOSAL NO. 2 — APPROVAL OF THE RUMBLE INC. 2024 EMPLOYEE STOCK PURCHASE PLAN

On March 26, 2024, upon the recommendation of the Compensation Committee, our Board of Directors adopted the Rumble Inc. 2024 Employee Stock Purchase Plan (“ESPP”), subject to approval by our stockholders.

The ESPP provides our employees with an opportunity to purchase shares of our common stock at a discount and thus encourages broad-based employee ownership of our common stock. The ESPP is intended to qualify as an “employee stock purchase plan” for purposes of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

In connection with the design and adoption of the ESPP, our Board of Directors and the Compensation Committee carefully considered our anticipated future equity needs and the advice of the Compensation Committee’s compensation consultant. The ESPP is a broad-based plan intended to give employees the ability to invest in the Company on favorable terms with the benefits provided under the Code, as described below. As such, the ESPP is intended as a tool to help attract, retain, incentivize, and reward our employees. By providing a vehicle to allow our employees to accrue an investment in the Company, the ESPP serves to align our employees’ interests with those of our stockholders.

Summary of the ESPP

The following is a summary of the principal features of the ESPP. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the ESPP, a copy of which has been filed with the SEC with this proxy statement as Appendix A.

Purpose

The purpose of the ESPP is to provide employees with an opportunity to purchase shares of our common stock thereby further aligning the interests of our employees with those of our stockholders.

Eligibility

Any of our active employees, including active employees of our designated subsidiaries, who have been employed with us or such designated subsidiary, for at least 180 days prior to a given offering date (i.e., the first trading day of an offering period) selected by the Compensation Committee, is eligible to participate in the ESPP; however, employees who are citizens or residents of a non-U.S. jurisdiction may be excluded from participation in the ESPP or an offering if participation is prohibited under applicable local law or if complying with applicable local laws would cause the ESPP or an offering to violate Section 423 of the Code. An employee will not be eligible to participate in the ESPP if they are customarily employed for less than 20 hours per week or for less than five months in any calendar year. Additionally, no employee may be granted a purchase right under the ESPP if immediately after the grant such employee would own our capital stock and/or hold outstanding purchase rights to purchase capital stock possessing 5% or more of the total combined voting power or value of all classes of our capital stock, or if such employee’s rights to purchase capital stock under our ESPP accrues at a rate that exceeds $25,000 worth of such stock (determined at the fair market value of the shares of such stock at the time such purchase right is granted) for each calendar year in which such purchase right is both outstanding and exercisable.

As of December 31, 2023, there were approximately 156 employees eligible to participate in the ESPP.

Authorized Shares

Subject to the adjustment provisions of our ESPP, a total of 1,500,000 shares of our common stock are reserved for issuance pursuant to our ESPP. The number of shares available for issuance under our ESPP also includes an annual increase on the first day of each fiscal year beginning with the 2026 fiscal year in an amount equal to the least of:

●	the positive difference between 1% of the outstanding shares of our common stock on the last day of our immediately preceding fiscal year and the ESPP share reserve on the last day of the immediately preceding fiscal year; or

●	such lower number of shares of our common stock as the administrator may determine.

Administration

The Compensation Committee administers the ESPP and has authority to (i) interpret, construe, apply and make final determinations regarding the plan; (ii) resolve disputes and questions that may arise under the plan; (iii) adopt rules of procedure, administrative guidelines, and take such other actions as may be necessary to implement and consistent with the terms of the plan; (iv) construe, interpret, reconcile any inconsistency in, correct any default in, and supply any omission in the plan; (v) apply the terms of the plan and any participation election or other instrument or agreement; (vi) determine eligibility; (vii) determine the terms and conditions of any purchase right under the plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the plan; (ix) in certain circumstances, amend an outstanding purchase right or grant a replacement purchase right for a purchase right previously granted; (x) amend or terminate the plan; and (xi) make any other determination and take any other action deemed necessary or desirable for the administration of the plan, provided that all eligible employees have the same rights and privileges within the meaning of Section 423(b) of the Code.

Offering Period

The ESPP will have consecutive offering periods with a new offering period commencing approximately every six months, as determined by the Compensation Committee.

Enrollment and Contribution

An eligible employee may become a participant in the ESPP by completing, within the prescribed enrollment period prior to the applicable offering date, a participation election, at which time the participant may elect to have payroll deductions made on each pay day during the applicable offering period in an amount not exceeding 15% of the compensation received by the participant on each pay day during the offering period. The Company may permit eligible employees participating in a specified offering to contribute amounts to the ESPP through payment by cash, check or other means to comply with non-U.S. requirements, provided that such contributions may not exceed 15% of the compensation received each pay day during the offering period.

Purchase Right

On the offering date of each offering period, each eligible employee participating in the offering period will be granted a right to purchase on the purchase date (i.e., the last trading day of the offering period) a number of shares determined by dividing such employee’s payroll deductions accumulated prior to the purchase date by the applicable purchase price, which will be no less than the lower of 85% of the closing price of a share of our common stock on the offering date or 85% of the closing price of a share of our common stock on the purchase date. The Compensation Committee may increase or decrease the maximum number of shares that an eligible employee may purchase during each offering period.

Purchase of Shares

On the purchase date, the maximum number of shares that may be purchased with the accumulated payroll deductions in the participant’s account will be purchased for the participant at the applicable purchase price (as described above). Fractional shares may not be purchased, and any payroll deductions accumulated in a participant’s account that are not sufficient to purchase a full share will, at our discretion, be returned to the participant or be retained in the participant’s account for the subsequent offering period.

Delivery of Shares

As soon as reasonably practicable after each purchase date on which a purchase occurs, we will arrange for the delivery to each participant of the shares purchased to the participant’s brokerage or plan account in a form determined by us.

Withdrawal

A participant may withdraw all, but not less than all, the payroll deductions credited to his or her account and not yet used to purchase shares under the ESPP by giving notice in a form or manner and time prescribed by us on or prior to each purchase date.

Termination of Employment

Unless otherwise determined by us, upon a participant’s employment termination for any reason, the participant will be deemed to have elected to withdraw from the ESPP and the payroll deductions credited to the participant’s account during the offering period but not yet used to purchase shares under the ESPP will be returned to the participant as soon as practicable. In the event of the participant’s death, the payroll deductions will be returned, as soon as practicable, to the participant’s legal representative.

Change in Control

In the event of a change in control (as defined in the ESPP), the offering period then in progress will be shortened and end on a new purchase date, which will be before the date of the proposed merger or change in control. We will notify each participant in writing, at least ten business days prior to the new purchase date, that the purchase date for the applicable period has been changed to the new purchase date and that shares will be purchased automatically for the participant on the new purchase date. The Compensation Committee may provide for an alternative process that provides participants with the economic equivalent of the benefits described above, which may include terminating any open offering period that is in effect prior to a change in control and returning any participant contributions, or providing that each purchase right be assumed or substituted with an equivalent purchase right by the successor or parent entity.

Restrictions on Transferability

Purchase rights granted under the ESPP may not be assigned, alienated, pledged, attached, sold or otherwise disposed of in any way (other than by will, the laws of descent and distribution) by the participant. Any attempt at assignment, transfer, pledge or other disposition will be without effect.

Adjustments

The Compensation Committee may proportionately adjust the maximum number of shares available under the ESPP, including in connection with extraordinary circumstances, the maximum number of shares each participant may purchase during the offering period or over a calendar year under the $25,000 limitation and the per share price used to determine the purchase price for any increase or decrease in the number of issued shares resulting from any nonreciprocal transaction between us and our stockholders (e.g., a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend) that affects our common stock or the price of our common stock and cause a change in the per share value of the shares underlying outstanding purchase rights. The Compensation Committee also has discretion to make equitable adjustments to the ESPP in the event of other changes in the capital structure or business of the Company to prevent the substantial dilution or enlargement of rights granted to, or available for, participants under the ESPP.

Amendment and Termination

Subject to any applicable law or government regulation and to the rules of the stock exchange on which our shares may be listed or quoted, our Board of Directors may amend, modify, suspend or terminate the ESPP without the approval of our stockholders; however, no amendment may make any change in any purchase right previously granted that materially adversely affects the rights of any participant without the consent of the affected participant. To comply with Section 423 of the Code, we will obtain stockholder approval of any amendment in such a manner and to such a degree as required. Without stockholder approval and without regard to whether any participant rights may be considered to have been “materially adversely affected,” the Compensation Committee may change the offering periods, limit the frequency or number of changes in the amount withheld during an offering period, establish holding periods applicable to shares acquired under the ESPP, establish the exchange rate applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant to adjust for delays or mistakes in our processing of any properly completed participation election, establish reasonable waiting and adjustment periods, accounting, or crediting procedures to ensure that amounts applied toward the purchase of shares for each participant properly correspond with amounts withheld from the participant’s compensation and establish such other limitations or procedures as the Compensation Committee determines.

Effective Date and Term

The ESPP is effective as of March 26, 2024, subject to stockholder approval. The term of the ESPP shall continue until terminated by our Board of Directors or the date on which all of the shares available for issuance under the ESPP have been issued.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to participants in the United States and the Company with respect to participation in the ESPP. The rules concerning the federal income tax consequences with respect to participation in ESPP are technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the federal income tax consequences. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable, and such discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult his or her own tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of a purchase right or the sale or other disposition of shares of the common stock acquired under the ESPP. The ESPP is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The ESPP is not, nor is it intended to be, qualified under Section 401(a) of the Code.

The ESPP and the right to purchase shares granted to participants under the ESPP are intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of by the participant. Upon a sale or other disposition of the shares, the participant’s tax consequences will generally depend upon his or her holding period with respect to the shares. If the shares are sold or disposed of more than two years after the first day of the relevant offering period and one year after the date of acquisition of the shares, the participant will recognize ordinary income equal to the lesser of (1) the applicable percentage discount of the fair market value of the shares purchased and (2) the excess of the fair market value of the shares at the time of such sale or disposition over the applicable purchase price. Any additional gain on such sale or disposition will be treated as long-term capital gain. We are generally not allowed a tax deduction for such ordinary income or capital gain. However, the Company will be entitled to a deduction to the extent amounts are taxed and reported as ordinary income to a participant for shares sold or otherwise disposed of before the expiration of the holding periods described below (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

If shares are disposed of before the expiration of these holding periods, the difference between the fair market value of such shares at the time of purchase and the purchase price will be treated as income taxable to the participant at ordinary income rates in the year in which the sale or disposition occurs. In such case, we will generally be entitled to a deduction in an amount equal to the ordinary income required to be realized by the participant.

Employees who are executive officers or directors of the Company are subject to the reporting and “short wing” profits liability provisions of Section 16 of the Exchange Act. Such provisions may restrict resale of the shares of common stock purchased under the ESPP. In addition, shares so received by a person deemed an “affiliate” of the Company under the Securities Act must be registered for resale by such person unless such resale complies with the provisions of Rule 144 under the Securities Act. Rule 405 under the Securities Act defines “affiliate” as “a person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with” the Company.

Registration with the SEC

We will file with the SEC a Registration Statement on Form S-8 to register the new shares available for issuance under the ESPP to be used once our stockholders approve the ESPP.

New Plan Benefits

The future benefits or amounts that would be received under the ESPP are not determinable at this time as both participation in the ESPP and the amounts that participants elect to contribute are voluntary.

Vote Required

For this Proposal No. 2, a “FOR” vote from a majority of the outstanding shares present or represented by proxy at the Annual Meeting and entitled to vote on the proposal will be required for approval. Voting “ABSTAIN” on this Proposal No. 2 will have the same effect as voting “AGAINST.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE RATIFICATION OF THE APPROVAL OF THE RUMBLE INC. 2024 EMPLOYEE
STOCK PURCHASE PLAN.

PROPOSAL NO. 3 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Moss Adams LLP currently serves as our independent registered public accounting firm. After consideration of Moss Adams LLP’s qualifications and past performance, the Audit Committee has selected, and the Board of Directors ratified the selection of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. The Board of Directors has directed that management submit the selection of Moss Adams LLP for ratification by our stockholders at the Annual Meeting. Representatives of Moss Adams LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Moss Adams LLP as our independent registered public accounting firm. However, the Audit Committee has opted to submit the selection of Moss Adams LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Moss Adams LLP. Even if the selection is ratified, the Audit Committee or the Board of Directors, in their discretion, may direct the appointment of different independent auditors at any time during our fiscal year if they determine that such a change would be in the best interests of Rumble and its stockholders.

2022 CHANGE IN INDEPENDENT REGISTERED ACCOUNTING FIRM

On September 16, 2022, the Audit Committee approved the appointment of MNP LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ended December 31, 2022. MNP LLP served as the independent registered public accounting firm of Legacy Rumble prior to the closing of the Business Combination. Accordingly, WithumSmith+Brown, PC (“Withum”), the independent registered public accounting firm of CFVI was informed on September 16, 2022 that it would be replaced by MNP LLP as our independent registered public accounting firm following the closing of the Business Combination.

The reports of Withum on CFVI’s balance sheet as of December 31, 2021 and December 31, 2020 and the statements of operations, changes in shareholders’ equity (deficit) and cash flows for the fiscal year ended December 31, 2021 and the period from April 17, 2020 (inception) through December 31, 2020, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles, except that such audit report contained explanatory paragraphs in which Withum expressed substantial doubt as to CFVI’s ability to continue as a going concern if it did not complete a business combination by February 23, 2023 and emphasized the restatement of CFVI’s financial statement as of February 23, 2021 due to its change in accounting for warrants and Class A common stock subject to possible redemption.

During the period from April 17, 2020 (inception) through December 31, 2021 and the subsequent interim period through the date of Withum’s dismissal, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act between us and Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on our financial statements for such periods.

During the period from April 17, 2020 (inception) through December 31, 2021 and the subsequent interim period through the date of Withum’s dismissal, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

During the period from April 17, 2020 (inception) through December 31, 2021 and the subsequent interim period through the date of Withum’s dismissal, we and CFVI did not consult with MNP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our or CFVI’s financial statements, and no written report or oral advice was provided that MNP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

We provided Withum with a copy of the foregoing disclosures and received a letter from Withum addressed to the SEC stating that it agreed with the statements made by us set forth above. A copy of Withum’s letter, dated September 22, 2022, is filed as Exhibit 16.1 to our Current Report on Form-8-K, filed with the SEC on September 22, 2022.

2023 CHANGE IN INDEPENDENT REGISTERED ACCOUNTING FIRM

On August 10, 2023, the Audit Committee replaced MNP LLP with Moss Adams LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ended December 31, 2023. MNP LLP had served as the Company’s auditor since 2019.

MNP LLP’s reports on our consolidated financial statements issued during each of the two years ended December 31, 2022 and December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two years ended December 31, 2022 and December 31, 2021, and during the subsequent interim period through August 10, 2023, (i) there were no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions thereto) between the Company and MNP LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to MNP LLP’s satisfaction, would have caused MNP LLP to make reference to the subject matter of the disagreements in connection with its reports on our consolidated financial statements for such years, and (ii) there were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

We provided MNP LLP with a copy of the foregoing disclosures and received a letter from MNP LLP addressed to the SEC stating that it agreed with the statements made by us set forth above. A copy of MNP LLP’s letter, dated August 14, 2023, is filed as Exhibit 16.1 to our Current Report on Form-8-K, filed with the SEC on August 14, 2023.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table summarizes the fees for services rendered by MNP LLP for the year ended December 31, 2022 and by Moss Adams LLP for the year ended December 31, 2023. The professional fees reflected herein have been converted from Canadian dollars to U.S. dollars using the average annual conversion ratio as of December 31 of the respective year.

As an emerging growth company and a smaller reporting company, we are exempt from the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, and as a result, our audit fees are significantly lower than if we were required to provide an auditor attestation under Section 404(b). Depending on our public float as of June 30, 2024, we may become subject to the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2024, which would require us to incur significant additional costs and to re-assess our required audit services for the fiscal year ended December 31, 2024 with our independent registered public accounting firm.

	Year Ended December 31, 2023	Year Ended December 31, 2022
Audit Fees(1)	$768,977	$296,012
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	—	80,922
Total Fees	$768,977	$377,004

(1)	Consist of fees incurred for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)	Consists of fees incurred related to consent letters required in connection with statutory and regulatory filings or engagements.

Vote Required

For this Proposal No. 3, a “FOR” vote from a majority of the outstanding shares present or represented by proxy at the Annual Meeting and entitled to vote on the proposal will be required for approval. Voting “ABSTAIN” on this Proposal No. 3 will have the same effect as voting “AGAINST.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE RATIFICATION OF THE APOINTMENT OF MOSS ADAMS LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2024.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee is a committee of the Board of Directors consisting solely of independent directors as required by the Nasdaq listing standards and the rules and regulations of the SEC. The primary role of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information proposed to be provided to stockholders and others, the adequacy of the system of internal control over financial reporting and disclosure controls and procedures established by management and the Board of Directors, and the audit process and the independent registered public accounting firm’s qualifications, independence and performance.

Management has primary responsibility for the financial statements and is responsible for establishing and maintaining the Company’s system of internal controls over preparation of the Company’s financial statements. The Company’s independent registered public accounting firm, Moss Adams LLP, is responsible for performing an audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing an opinion on the financial statements. The Audit Committee meets periodically with the Company’s independent registered public accounting firm, with and without management present, to review the adequacy of the Company’s internal controls, financial reporting practices and audit process.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with management and Moss Adams LLP. The Audit Committee has discussed with Moss Adams LLP the matters required to be discussed by the applicable requirements of the PCAOB and SEC. The Audit Committee has also received the written disclosures and the letter from Moss Adams LLP required by the applicable requirements of the PCAOB regarding Moss Adams LLP’s communications with the Audit Committee concerning independence and has discussed with Moss Adams LLP its independence.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Rumble’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, that was filed with the SEC.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Ethan Fallang (Chair)
Nancy Armstrong
Paul Cappuccio

The information contained in the following report of our Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.

PROPOSAL NO. 4 — Vote to approve a certificate of amendment to the Second Amended and Restated Certificate of Incorporation of Rumble Inc. to limit the liability of certain officers as permitted by Delaware law

Background

Effective August 1, 2022, Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) was amended (“Amended 102(b)(7)”) to enable a corporation to include in its certificate of incorporation a provision exculpating certain corporate officers from liability for breach of the fiduciary duty of care in certain circumstances. Previously, Section 102(b)(7) of the DGCL provided for exculpation for directors only. Under Amended 102(b)(7), the officers who may be exculpated include a person who (i) is the president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer of the corporation at any time during the course of conduct alleged in the action or proceeding to be wrongful, (ii) is or was identified in the corporation's public filings with the SEC because such person is or was one of the most highly compensated executive officers of the corporation, or (iii) has consented to services of process in Delaware by written agreement (the “Covered Officers”).

Following due consideration of the amendments to the DGCL and the desire to remain competitive in the market for top corporate officers, on March 25, 2024, the Nominating and Corporate Governance Committee recommended the Board of Directors adopt an amendment to the Second Amended and Restated Certificate (the “Officer Exculpation Amendment”). On March 26, 2024, pursuant to the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors approved the Officer Exculpation Amendment, subject to stockholder approval. The Board of Directors has determined that the Officer Exculpation Amendment is advisable and in the best interests of the Company and our stockholders, and unanimously recommends stockholders approve the Officer Exculpation Amendment for the reasons set forth below.

Summary of Changes in the Officer Exculpation Amendment

The proposed Officer Exculpation Amendment would allow for the exculpation of our officers to the fullest extent permitted by the DGCL, as it currently exists or as it may hereafter be amended. This means that the proposed Officer Exculpation Amendment would allow for the exculpation of Covered Officers only in connection with direct claims brought by stockholders, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. Further, the Officer Exculpation Amendment would not limit the liability of officers for any breach of the duty of loyalty to the corporation or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit.

Additionally, consistent with the language for exculpation of directors currently included in Article IX of the Second Amended and Restated Certificate, the proposed Officer Exculpation Amendment provides that if at any time after it becomes effective, the DGCL is amended to authorize any further elimination or limitation of the personal liability of a corporation’s officers (including any change in the roles deemed to be Covered Officers for purposes of Section 102(b)(7) of the DGCL), then such liability shall automatically be eliminated or limited to the fullest extent permitted by the DGCL, as so amended, with respect to the Company’s officers (including with respect to any new role newly deemed to be a Covered Officer for purposes of Section 102(b)(7)).

The foregoing description is a summary and is qualified in its entirety by the full text of the proposed Officer Exculpation Amendment included in Annex B and the pertinent provisions of the DGCL.

Recommendation of the Board of Directors

In approving the Officer Exculpation Amendment and recommending it for approval by our stockholders, our Board of Directors considered the narrow class and type of claims to which it applies, the limited number of officers that are covered by it, and the benefits our Board of Directors believes would accrue to the Company from providing officer exculpation.

Our Board of Directors believes that adopting the Officer Exculpation Amendment is in the best interests of the Company and its stockholders. Not only is it fair to more closely align the protections available to our officers with those already afforded to our directors, but also it would better position the Company to attract and retain top officer candidates. In addition, adopting the Officer Exculpation Amendment may enable officers to better exercise their business judgment in furtherance of the interests of the stockholders, as without the potential for distraction posed by the risk of personal liability, they may be better positioned to consider the Company’s interests first and foremost. This could also potentially reduce litigation costs associated with frivolous lawsuits. By nature of the role, officers often must make decisions on crucial matters, more often than not, in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits, or proceedings seeking to impose individual liability based on hindsight. Limiting our current and prospective officers’ concern about personal risk would empower officers to best exercise their business judgment in furtherance of stockholder interests and better position the Company to attract and retain top officer candidates. In the absence of such protection, highly qualified officers could be deterred from serving as officers of the Company, due to exposure to personal liability and the risk that substantial expense could be incurred defending such lawsuits, regardless of merit. Enhancing our ability to retain and attract experienced officers is in the best interests of the Company and its stockholders, and we believe adopting the Officer Exculpation Amendment will positively contribute to our ability to do so.

For these reasons, our Board of Directors determined that it is advisable and in the best interests of the Company and our stockholders to amend Article IX of our Second Amended and Restated Certificate to add the liability protection afforded by Amended 102(b)(7) for Covered Officers.

If our stockholders approve the Officer Exculpation Amendment, our Board of Directors has authorized our officers to file a Certificate of Amendment to the Amended and Restated Certificate with the Delaware Secretary of State, which we anticipate doing as soon as practicable following stockholder approval of the Officer Exculpation Amendment at the Annual Meeting, and the Officer Exculpation Amendment would become effective upon acceptance by the Delaware Secretary of State.

If our stockholders do not approve the Officer Exculpation Amendment, the Company’s current exculpation provisions relating to directors will remain in place, and the Certificate of Amendment will not be filed with the Delaware Secretary of State.

Vote Required

For this Proposal No. 4, a “FOR” vote from the majority of outstanding shares entitled to vote on the proposal will be required for approval. Voting “ABSTAIN” or broker non-votes on this Proposal No. 4 will have the same effect as voting “AGAINST.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE APPROVAL OF A CERTIFICATE OF AMENDMENT TO THE SECOND AMENDED
AND RESTATED CERTIFICATE OF INCORPORATION OF RUMBLE INC. TO LIMIT THE LIABILITY OF
CERTAIN OFFICERS AS PERMITTED BY DELAWARE LAW.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding the beneficial ownership of shares of our different classes of voting securities (i.e., Class A Common Stock, Class C Common Stock and Class D Common Stock), as of December 31, 2023, by:

●	each person known by us to be the beneficial owner of more than 5% of our common stock;

●	each of our directors and nominees for director;

●	each of our executive officers; and

●	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. For example, in the event a holder of options that were exchanged for existing options in Legacy Rumble in connection with the consummation of the Business Combination (the “Exchanged Company Options”) has the right to exercise such options within 60 days, such underlying shares (including any shares issuable with respect to such option subject to escrow and forfeiture in accordance with the terms of the Business Combination Agreement (such shares, the “Tandem Option Earnout Shares”)) are reflected in such holder’s beneficial ownership in both the numerator and the denominator, but not in the denominator for other unaffiliated holders, in accordance with the rules of the SEC. In addition, such securities held by all of Rumble’s directors and executive officers are included in both the numerator and denominator for purposes of determining the percentage share ownership held by the directors and executive officers, calculated as a group. Notwithstanding the foregoing, however, (i) all shares of Class A Common Stock issuable upon exchange of any issued and outstanding exchangeable shares in an indirect, wholly owned Canadian subsidiary of the Company (the “ExchangeCo Shares”) and (ii) all shares of Class A Common Stock, Class C Common Stock and ExchangeCo Shares subject to forfeiture pursuant to the terms of the Business Combination Agreement (the “Forfeiture Escrow Shares”) and the CFAC Holdings VI, LLC’s (the “Sponsor”) shares subject to forfeiture and cancellation under that certain Sponsor Support Agreement, dated December 1, 2021, by and among Rumble Canada, CFVI and the Sponsor (for which the conditions to the achievement of the stock price-based release conditions can be achieved within 60 days) are deemed issued and outstanding and included in the denominator for all holders in order to avoid a distorted and potentially misleading presentation of percentage share ownership by holder. In accordance with the foregoing methodology, the determination of percentage of beneficial ownership in the below presentation is based on 280,280,298 shares of Class A Common Stock issued and as of December 31, 2023 (which number is inclusive of shares deemed issued and outstanding pursuant to clauses (i) and (ii)) and the calculation described in footnote (2) below.

	Class A Common Stock
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		% of Class(2)	% of Voting Power(2)
Directors and Executive Officers(3)
Chris Pavlovski	140,378,812	(4)(5)	44.6%	88.4%
Wojciech Hlibowicki	15,363,038	(6)	5.3%	1.0%
Brandon Alexandroff	18,897,615	(7)	6.4%	1.3%
Tyler Hughes	473,416		*	*
Michael Ellis	117,310		*	*
Claudio Ramolo	13,576,360	(8)	4.7%	*
Ryan Milnes	48,063,268	(9)	17.1%	3.3%
Paul Cappuccio	111,413		*	*
Robert Arsov(10)	27,402,497		9.4%	1.8%
Nancy Armstrong	9,368		*	*
Ethan Fallang	10,756		*
David Sacks	1,703,034	(11)	*	*
All executive officers and directors as a group (12 individuals)	266,106,887		72.9%	93.6%

5% or More Shareholders:
2286404 Ontario Inc.(9)	48,063,268		17.1%	3.3%
Robert Arsov(10)	27,402,497		9.4%	1.8%
Bongino Inc.(12)	16,194,853		5.8%	1.1%

*	Less than 1%.
(1)	The Company has two other classes of equity securities outstanding, Class C Common Stock and Class D Common Stock, the beneficial ownership of which is set forth in the table below. Each holder of ExchangeCo Shares was issued one “tandem” share of Class C Common Stock, which serves to provide the holder thereof with the same voting rights at the Company as one share of Class A Common Stock. The Company issued shares of Class D Common Stock to Mr. Pavlovski such that, after taking into account the shares of Class A Common Stock (if any) and Class C Common Stock issued to Mr. Pavlovski, Mr. Pavlovski has approximately 85% of the voting power of the Company on a fully-diluted basis.
(2)

The percentage of beneficial ownership of Class A Common Stock as to any person or group of persons is calculated by dividing (i) the number of shares of Class A Common Stock beneficially owned by such person or group of persons (including the number of shares of Class A Common Stock as to which such person or group of persons has the right to acquire within 60 days of December 31, 2023), by (ii) the sum of (A) 280,280,298 shares of Class A Common Stock issued and outstanding as of December 31, 2023 (which number is determined as described in the paragraph preceding this table) plus (B) the number of shares as to which such person or group of persons has the right to acquire within 60 days of December 31, 2023. Consequently, the denominator for calculating beneficial ownership percentages may be different for each person or group of persons in the table.

(3)	Unless otherwise noted, the business address of each of the following individuals is c/o Rumble Inc., 444 Gulf of Mexico Drive, Longboat Key, FL 34228.
(4)	1000748380 Ontario Ltd. is the record holder of 69,824,238 of the reported shares. 1000748380 Ontario Ltd. is wholly owned by Mr. Pavlovski and therefore, Mr. Pavlovski has voting and dispositive power over such shares and may be deemed to beneficially own such shares. The business address of 1000748380 Ontario Ltd. is 100 King Street West, Suite 6000, Toronto, Ontario, M5X 1E2 Canada.
(5)	Includes a grant to Mr. Pavlovski of RSUs covering 1.1 million shares of the Company’s Class A Common Stock pursuant to the 2022 Plan (as defined below). One-third of such RSUs vested on September 16, 2023. Subject to Mr. Pavlovski’s continuous employment through the applicable vesting dates, the remaining two-thirds of such RSUs will vest in equal installments on each of September 16, 2024 and September 16, 2025.
(6)	1000748376 Ontario Ltd. is the record holder of 3,096,803 of the reported shares. 1000748376 Ontario Ltd. is wholly owned by Mr. Hlibowicki and therefore, Mr. Hlibowicki has voting and dispositive power over such shares and may be deemed to beneficially own such shares. The business address of 1000748376 Ontario Ltd. is 100 King Street West, Suite 6000, Toronto, Ontario, M5X 1E2 Canada.
(7)	1000748375 Ontario Ltd. is the record holder of 2,043,840 of the reported shares. 1000748375 Ontario Ltd. is wholly owned by Mr. Alexandroff and therefore, Mr. Alexandroff has voting and dispositive power over such shares and may be deemed to beneficially own such shares. The business address of 1000748375 Ontario Ltd. is 100 King Street West, Suite 6000, Toronto, Ontario, M5X 1E2 Canada.

(8)	1000748378 Ontario Ltd. is the record holder of 1,457,086 of the reported shares. 1000748378 Ontario Ltd. is wholly owned by Mr. Ramolo and therefore, Mr. Ramolo has voting and dispositive power over such shares and may be deemed to beneficially own such shares. The business address of 1000748378 Ontario Ltd. is 100 King Street West, Suite 6000, Toronto, Ontario, M5X 1E2 Canada.
(9)	2286404 Ontario Inc. is the record holder of the shares. 2286404 Ontario Inc. is wholly owned by Mr. Milnes and therefore, Mr. Milnes has voting and dispositive power over such shares and may be deemed to beneficially own such shares. The business address of 2286404 Ontario Inc. is PO Box 20112 Bayfield North, Barrie, Ontario, L4M6E9, Canada.
(10)	The business address of Mr. Arsov is c/o Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019.
(11)	Craft Ventures III, LP is the record holder of 246,498 shares. Sacks Family 2021 Irrevocable Trust fbo Leighton Natalee Sacks, Sacks Family 2021 Irrevocable Trust fbo Reagan Nicolette Sacks and Sacks Family 2021 Irrevocable Trust fbo Xavier Xander Sacks are each a record holder of 33,270 shares. The business address of each of the foregoing entities is Oak Lawn Avenue, Suite 1150, Dallas, TX, 75219. Craft Ventures II, LP is the record holder of 803,737 shares. Craft Ventures Affiliates II, LP is the record holder of 10,224 shares, Craft Ventures Partners III, LLC is the record holder of 25,189 shares. The business address of Craft Ventures II, LP and Craft Ventures Affiliates II, LP is 855 Front St, San Francisco, CA 94111. Mr. Sacks has voting and dispositive power over such shares and may be deemed to beneficially own such shares. Mr. Sacks is the record holder of 517,576 shares.
(12)	Bongino Inc. is the record holder of the shares. Bongino Inc. is wholly owned by Daniel Bongino. The business address of Bongino Inc. is 2239 SW Manele Place, Palm City, FL 34990. Information is based on a Schedule 13G/A filed with the SEC on December 11, 2023 by Daniel Bongino and Bongino Inc.

	Class C Common Stock		Class D Common Stock
	Number of Shares Beneficially Owned	% of Class	Number of Shares Beneficially Owned	% of Class
Directors and Executive Officers
Chris Pavlovski	104,682,403	63.3%	105,782,403	100.0%
Wojciech Hlibowicki(1)	4,618,833	2.8%	—	—
Brandon Alexandroff(2)	3,048,355	1.8%	—	—
Tyler Hughes	—	—	—	—
Michael Ellis	—	—	—	—
Claudio Ramolo(3)	2,173,220	1.3%	—	—
Ryan Milnes(4)	48,054,401	29.1%	—	—
Paul Cappuccio	—	—	—	—
Robert Arsov	—	—	—	—
Nancy Armstrong	—	—	—	—
Ethan Fallang	—	—	—	—
David Sacks	—	—	—	—
All executive officers and directors as a group (12 individuals)	162,577,212	98.3%	105,782,403	100.0%

5% or More Shareholders:
2286404 Ontario Inc.(4)	48,054,401	29.1%	—	—
Robert Arsov	—	—	—	—
Bongino Inc.	—	—	—	—

(1)	See footnote 6 above.
(2)	See footnote 7 above.
(3)	See footnote 8 above.
(4)	See footnote 9 above.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than 10% of our common stock, to file reports of beneficial ownership and changes in beneficial ownership with the SEC. To our knowledge, based solely on a review of the reports filed by or on behalf of our directors and executive officers and written representations from these persons that no other reports were required, we believe that during the year ended December 31, 2023 our directors, executive officers and holders of more than 10% of our common stock filed the required reports on a timely basis under Section 16(a), except for two reports for Ms. Armstrong and one report for each of Mr. Arsov, Mr. Cappuccio, Mr. Fallang, and Mr. Milnes. These reports each relate to one transaction representing the withholding of shares to cover income taxes upon the vesting of RSUs. These reports were not filed on time due to an administrative error.

INFORMATION REGARDING EXECUTIVE OFFICERS

Our executive officers as of the date of this Proxy Statement are as follows:

Name	Position
Chris Pavlovski	Chairman and Chief Executive Officer
Brandon Alexandroff	Chief Financial Officer
Wojciech Hlibowicki	Chief Technology Officer
Tyler Hughes	Chief Operating Officer
Michael Ellis	General Counsel and Corporate Secretary
Claudio Ramolo	Chief Content Officer

Biographical information for Mr. Pavlovski is included above with the director biographies under the section titled “Nominees for Election for a Term Expiring at the 2025 Annual Meeting of Stockholders.”

Brandon Alexandroff, age 47, is the Chief Financial Officer of Rumble, a position he has held since February of 2016. Mr. Alexandroff has been a financial executive in the media, telecommunications and technology space for more than 20 years. Prior to joining Rumble, Mr. Alexandroff was the co-founder and Vice President of Finance at Mobilicity, a Canadian consumer wireless company, from 2008 through 2015. From 2003 through 2008, Mr. Alexandroff was the co-founder and Director of Finance and Investor Relations at XM Satellite Radio Canada, where he helped the company go public on the Toronto Stock Exchange. Mr. Alexandroff started his career with Donaldson, Lufkin & Jenrette as an investment banking analyst in their space and satellites finance group. Mr. Alexandroff holds an Honours Business Administration degree from The Ivey School of Business at the University of Western Ontario.

Wojciech Hlibowicki, age 42, is the Chief Technology Officer of Rumble, a position he has held since Rumble’s inception in 2013. As the architect behind the Rumble products and its infrastructure, Mr. Hlibowicki has consistently demonstrated his versatility, being able to contribute in areas from networking to development, while leading an international team of engineers. Prior to joining Rumble, Mr. Hlibowicki studied Mathematics at the University of Waterloo where he combined his skillset in computer science with his entrepreneurial passion and began hosting and developing websites.

Tyler Hughes, age 40, is the Chief Operating Officer of Rumble, a position he has held since August of 2021. Prior to joining Rumble, Dr. Hughes spent almost a decade in the pharmaceutical industry with Bayer AG. Starting as a Medical Advisor in 2012, Dr. Hughes transitioned to a variety of commercial roles at Bayer Canada, including the Director of Strategy and Operations, where he led the digital transformation efforts for the business. In 2018, Dr. Hughes served as Chief of Staff to the SVP of Commercial Operations in the Americas Region within Bayer’s Pharmaceutical business based in Pittsburgh, PA. Dr. Hughes last served Bayer as the Head of Marketing for Bayer’s newly formed AI-based enterprise software business in Pharmaceuticals, overseeing the organizational transition and commercial launch of that business. Dr. Hughes obtained his Doctorate in Physics with a specialization in Nuclear Medicine from the University of British Columbia. Dr. Hughes holds a Bachelor of Science, Honors Physics, University of British Columbia.

Michael Ellis, age 39, is the General Counsel and Corporate Secretary of Rumble, a position he has held since November 2021. Mr. Ellis previously served in senior legal and policy positions in the Intelligence Community, the White House, and U.S. Congress, including as General Counsel of the U.S. National Security Agency from January of 2021 to April of 2021, Senior Director for Intelligence Programs at the National Security Council from March of 2020 to January of 2021, and General Counsel of the U.S. House Permanent Select Committee on Intelligence from 2016 to 2017. He is a graduate of Yale Law School and Dartmouth College. Following law school, Mr. Ellis served as a law clerk for Judge Jeffrey Sutton of the U.S. Court of Appeals for the Sixth Circuit and for Judge Amul Thapar, then of the U.S. District Court for the Eastern District of Kentucky. He is also a Visiting Fellow for Law and Technology at the Meese Center for Legal and Judicial Studies at the Heritage Foundation in Washington, DC.

Claudio Ramolo, age 37, is the Chief Content Officer of Rumble, a position he has held since April 2015. Mr. Ramolo has been part of the Rumble team since its inception in 2013, with a previous role as Vice President of Business Development. With an emphasis on growing the content ecosystem on Rumble, Mr. Ramolo’s responsibilities have included focus on content creator growth and management, audience development, and distribution strategy. Prior to joining Rumble, Mr. Ramolo worked in the digital media industry, with experience spanning over a 15-year period. Learning from the challenges faced in the tech world, Mr. Ramolo has applied his knowledge to help drive Rumble’s growth in a competitive landscape. Mr. Ramolo graduated with honors at McMaster University, with a degree in economics.

EXECUTIVE COMPENSATION

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups (“JOBS”) Act. As an emerging growth company, we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory stockholder vote on named executive officer compensation, to provide information relating to the ratio of the annual total compensation of our chief executive officer to the median of the annual total compensation of all of our employees (other than our chief executive officer), and to provide information relating to the relationship between the executive compensation actually paid to our named executive officers (“NEOs”) and our financial performance, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act.

Processes and Procedures for Compensation Decisions

Our compensation program is designed to:

●	attract, incentivize, and retain employees at the executive level who contribute to our long-term success;

●	provide compensation packages to our executives that are fair and competitive, and that reward the achievement of our business objectives; and

●	effectively align our executives’ interests with those of our stockholders by focusing on long-term equity incentives that correlate with the creation of long-term value for our stockholders.

Under its charter, our Compensation Committee has the right to retain or obtain the advice of compensation consultants, independent legal counsel and other advisers. During the fiscal year ended December 31, 2023, our Compensation Committee retained Mercer to provide the committee with market information, analysis, and other advice relating to executive compensation on an ongoing basis. Mercer also assisted in developing an updated appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers and non-employee directors, as well as to assess each separate element of executive officer and non-employee director compensation, with a goal of ensuring that the compensation we offer to our executive officers and non-employee directors is competitive, fair, and appropriately structured. Mercer does not provide any non-compensation consulting-related services to us. Mercer is a wholly-owned subsidiary of Marsh & McLennan Companies, Inc.

Named Executive Officers

Our NEOs for the fiscal year ended December 31, 2023 were:

●	Chris Pavlovski, our Chairman and Chief Executive Officer;

●	Tyler Hughes, our Chief Operating Officer; and

●	Michael Ellis, our General Counsel and Corporate Secretary.

Summary Compensation Table

The following table shows information regarding the compensation earned by or paid to our NEOs during the fiscal years ended December 31, 2023 and December 31, 2022. The amounts paid to Messrs. Pavlovski and Hughes reflected herein have been converted from Canadian dollars to U.S. dollars using the average annual conversion ratio as of December 31 of the respective year.

Name and Title	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Options Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Chris Pavlovski	2023	1,007,039	503,519	(4)	624,998		1,874,093	9,362	4,019,011
Chairman and Chief Executive Officer	2022	428,923	1,250,000	(5)	13,534,408	(6)(7)	871,048	8,432	16,092,811
Tyler Hughes	2023	394,725	198,362	(4)	243,450		729,998	—	1,566,535
Chief Operating Officer	2022	451,263	200,000	(4)	72,599		217,762	—	941,624
Michael Ellis	2023	400,000	200,000	(4)	249,997		749,634	—	1,599,631
General Counsel and Corporate Secretary	2022	287,500	200,000	(4)	72,599		217,762	—	777,861

(1)	The amounts reported in this column do not reflect dollar amounts actually received by our NEOs. Instead, the amounts reported in this column represent the aggregate grant-date fair value of the restricted stock units (“RSUs”) granted during the fiscal years indicated computed in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). See Note 2 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for a discussion of the relevant assumptions used in calculating these amounts.
(2)	The amounts reported in this column do not reflect dollar amounts actually received by our NEOs. Instead, these amounts reflect the aggregate grant-date fair value of the options to purchase shares of our common stock to each NEO, computed in accordance with U.S. GAAP. See Note 2 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for a discussion of the relevant assumptions used in calculating these amounts. Our NEOs will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of the shares of our common stock underlying the option awards.
(3)	Represents the amounts paid to Mr. Pavlovski for foreign tax preparation.
(4)	Represents payments pursuant to our short-term incentive plan (“STIP”) for the respective years. In addition, the amounts include a one-time cash bonus in the amount of $1,000 to Mr. Hughes for exceeding expectations in his role during 2023.
(5)	Represents payment of a one-time bonus of $750,000 to Mr. Pavlovski in connection with the closing of the Business Combination and a payment of $500,000 pursuant to the STIP.
(6)	Represents in part, the grant date value of the 27,397 RSUs with a grant date fair value of $290,408 granted under the Rumble Inc. 2022 Stock Incentive Plan (the “2022 Plan”).
(7)	Represents in part, the one-time grant of 1,100,000 RSUs granted in lieu of the shares of restricted stock to which Mr. Pavlovski was entitled under his employment agreement in connection with the Business Combination, as further discussed below, with a grant date fair market value of $13,244,000.

Narrative to Summary Compensation Table

Arrangements with Named Executive Officers

We have entered into employment agreements with each of our NEOs which are summarized below.

Chris Pavlovski

Upon consummation of the Business Combination, we entered into an employment agreement with Mr. Pavlovski in his capacity as Chief Executive Officer. The employment agreement provides for an indefinite term of employment, during which time Mr. Pavlovski is entitled to an annual base salary of $1,000,000; an annual bonus with a target of 50% of his then annual salary, payable subject to Mr. Pavlovski’s continued employment through the payment date; a one-time cash bonus of $750,000 payable upon the closing of the Business Combination; a one-time grant of 1,100,000 restricted shares of Class A Common Stock (which were granted as RSUs in lieu of restricted shares), which vest in substantially equal annual installments for three years following the closing of the Business Combination, subject to Mr. Pavlovski’s continued employment through each vesting date; and an annual equity grant with a value of up to $4,000,000 during his employment. The employment agreement also provides that Mr. Pavlovski will be eligible to participate in all employee benefit plans, programs and arrangements made available to our employees or, if no such plans exist, Mr. Pavlovski will receive reimbursement of medical and dental costs for himself, his spouse and dependents, until such time that we have medical and dental insurance plans in place. Additionally, during the term of employment, Mr. Pavlovski is entitled to long-term disability insurance coverage equal to at least 80% of his annual salary regardless of whether such benefit is offered to other similarly situated executives and at no expense to him. The employment agreement contains an indefinite non-disparage provision, customary confidentiality and invention assignment covenants, as well as non-competition and employee and customer non-solicitation covenants that apply during the term of employment and for a period of one year thereafter. If Mr. Pavlovski is terminated without “cause” or due to his resignation for “good reason” (each as defined in Mr. Pavlovski’s employment agreement), subject to his execution and non-revocation of a general release of claims in favor of us and our affiliates and his continued compliance with the restrictive covenants in the employment agreement, he will be entitled to severance consisting of (i) any unpaid annual bonus in respect of any completed performance period that has ended prior to the date of such termination or pro rata portion thereof, which amount will be paid at such time annual bonuses are paid to our other senior executives, and (ii) (x) payment of his regular wages in lieu of the minimum amount of working notice of termination prescribed by the Ontario Employment Standards Act, 2000 (“ESA”), (y) statutory severance pay, if any, prescribed by the ESA, and (z) any other minimum statutory entitlement that may be payable to Mr. Pavlovski under the ESA, without duplication. Additionally, on September 16, 2022, Mr. Pavlovski entered into an amendment to the employment agreement pursuant to which Mr. Pavlovski’s salary will be paid in Canadian dollars, in lieu of U.S. dollars. The amendment to the Employment Agreement does not alter, amend or supersede any other terms of the employment agreement.

Tyler Hughes

In November 2022 we entered into an employment agreement with Tyler Hughes. Pursuant to the agreement, Mr. Hughes is entitled to an initial annual base salary of CDN$532,731 per year, payable in Canadian dollars, and is eligible to earn an annual bonus based upon the achievement of performance targets established for the applicable calendar year, with a target annual bonus equal to 50% of base salary and a maximum annual bonus equal to 100% of base salary.

Pursuant to the agreement, if Mr. Hughes’ employment is terminated either (x) by the Company without “cause” or (y) by Mr. Hughes for “good reason”, subject to Mr. Hughes’ execution of a general release of claims in favor of the Company and its affiliates and compliance with any restrictive covenants to which Mr. Hughes is subject in favor of the Company and its affiliates, Mr. Hughes will be entitled to, in addition to any payments required by the ESA, (i) any unpaid annual bonus in respect of any completed fiscal year that has ended on or before the termination date; (ii) a prorated target annual bonus for the calendar year in which such termination occurs; (iii) continued participation in the Company’s health and dental plans for 12 months (or such longer time as required by the ESA); (iv) an amount equal to Mr. Hughes’ annual base salary less any amounts paid or payable to Mr. Hughes during any ESA required notice period (or pay in lieu of notice), payable in either a lump sum or installments in the Company’s sole discretion; (v) an amount equal to the Mr. Hughes’ target annual bonus for the year of termination, payable during the 12-month period following termination in accordance with the Company’s regular payroll practices; and (vi) continued vesting during the 12-month period following termination of any time-based equity awards that are outstanding and unvested as of such termination.

Michael Ellis

In November 2022 we entered into an employment agreement with Michael Ellis. Pursuant to the agreement, Mr. Ellis is entitled to an initial base salary of $400,000 per year and is eligible to earn an annual bonus based upon the achievement of performance targets established for the applicable calendar year, with a target annual bonus equal to 50% of his base salary and a maximum annual bonus equal to 100% of his base salary.

Pursuant to the agreement, if Mr. Ellis’ employment is terminated either (x) by the Company without “cause” or (y) by Mr. Ellis for “good reason,” subject to his execution of a general release of claims in favor of the Company and its affiliates and compliance with any restrictive covenants to which Mr. Ellis is subject in favor of the Company and its affiliates, Mr. Ellis will be entitled to: (i) any unpaid annual bonus in respect of any completed fiscal year that has ended on or before the termination date; (ii) a prorated target annual bonus for the calendar year in which such termination occurs; (iii) subsidized premiums for continued coverage under the Company’s group health plan for up to 12 months; (iv) an amount equal to the sum of (x) Mr. Ellis’ annual base salary, plus (y) the target annual bonus for the year of termination, payable during the 12-month period following termination in accordance with the Company’s regular payroll practices; and (v) continued vesting during the 12-month period following termination of any time-based equity awards that are outstanding and unvested as of such termination.

Potential Payments Upon Termination or Change of Control

None of our NEOs is entitled to any potential payments or benefits in connection with a termination of their employment or a change in control of the Company, other than as described above set forth in their employment agreements.

Base Salary

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of the executive compensation program. In general, we seek to provide a base salary level designed to reflect each NEO’s scope of responsibility and accountability.

Bonus Compensation

Our management team is eligible for short-term incentive compensation through the STIP. Cash incentives hold our management team accountable, reward them based on actual business results and help create a “pay for performance” culture. Our STIP provides cash incentive award opportunities for the achievement of performance goals established by the Compensation Committee at the beginning of the fiscal year. Payouts to participants vary based on performance as compared to the target performance goals established by the Compensation Committee. The Compensation Committee and the CEO also retain discretion to adjust payouts for any factors that are deemed appropriate. We awarded bonuses in the amount of $500,000 to Mr. Pavlovski, $200,000 to Mr. Ellis, and $197,362 to Mr. Hughes pursuant to the STIP for their service in 2023. In addition, the Compensation Committee awarded a one-time cash bonus in the amount of $1,000 to Mr. Hughes for exceeding expectations in his role during 2023.

Long-Term Incentive Compensation

In connection with the Business Combination, we adopted and approved the 2022 Plan under which the Company is permitted to grant equity-based awards, including RSUs and options to purchase common stock. Pursuant to the 2022 Plan for the year 2023, on April 3, 2023 we granted (i) an option to purchase 223,906 shares of common stock with a grant date fair value of $1,874,093 to Mr. Pavlovski, an option to purchase 89,562 shares of common stock with a grant date fair value of $749,634 to Mr. Ellis, and an option to purchase 87,216 shares of common stock with a grant date fair value of $729,998 to Mr. Hughes; and (ii) 66,348 time-based RSUs with a grant date fair value of $624,998 to Mr. Pavlovski, 26,539 time-based RSUs with a grant date fair value of $249,997 to Mr. Ellis, and 25,844 time-based RSUs with a grant date fair value of $243,450 to Mr. Hughes. Awards granted to our NEOs under the 2022 Plan generally vest in either three or four equal annual installments of the grant date.

In connection with the Business Combination, we assumed the Rumble Inc. Amended and Restated Stock Option Plan (the “Prior Plan”), which continues to govern the terms and conditions of the outstanding options previously granted under the Prior Plan, and all options outstanding immediately prior to the effective time of the Business Combination were converted into options to purchase shares of Class A Common Stock in connection therewith.

Nonqualified Deferred Compensation

Our NEOs did not participate in, or earn any benefits under, any nonqualified deferred compensation plan sponsored by Rumble during the fiscal year ended December 31, 2023. Our Board of Directors may elect to provide our NEOs and other employees with nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Pension Benefits

Our NEOs did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by Rumble during the fiscal year ended December 31, 2023.

No Tax Gross-Ups

In the fiscal year ending December 31, 2023, we did not make gross-up payments to cover the personal income taxes of our NEOs that pertained to any of the compensation, perquisites or personal benefits paid or provided by us.

Health and Welfare Benefits

With the exception of additional global health insurance coverage for our CEO, we provide benefits to our NEOs on the same basis as provided to all of our employees, including health, dental and vision insurance; and life and disability insurance. We do not maintain any executive-specific benefit or perquisite programs.

Rule 10b5-1 Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information, subject to compliance with the terms of our insider trading policy.

Outstanding Equity Awards as of December 31, 2023

The following table shows certain information regarding outstanding equity awards held by each of our NEOs at December 31, 2023. All of the outstanding equity awards were granted under the 2022 Plan, unless otherwise indicated.

	Option Awards							Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)
Chris Pavlovski	9/1/2020(2)	34,399,769	(5)(6)	—		0.03	9/1/2040	—	—
	9/16/2022(3)	—		—		—	—	773,334	3,292,670
	11/16/2022(4)	—		—		—	—	20,548	92,261
	11/16/2022(4)	23,068		69,204		10.60	11/16/2032	—	—
	4/3/2023(4)	—		—		—	—	66,348	297,903
	4/3/2023(4)	—		223,906		9.42	4/3/2033	—	—
Tyler Hughes	8/16/2021(2)	466,853	(5)(6)	—		2.50	8/16/2041	—	—
	11/16/2022(4)	—		—		—	—	5,137	23,065
	11/16/2022(4)	5,767		17,301		10.60	11/16/2032	—	—
	4/3/2023(4)	—		—		—	—	25,844	116,040
	4/3/2023(4)	—		87,216		9.42	4/3/2033	—	—
Michael Ellis	11/6/2021	154,240	(5)(6)	44,392	(5)(6)(7)	10.06	11/6/2031	—	—
	11/16/2022(4)	—		—		—	—	5,137	23,065
	11/16/2022(4)	5,767		17,301		10.60	11/16/2032	—	—
	4/3/2023(4)	—		—		—	—	26,539	119,160
	4/3/2023(4)	—		89,562		9.42	4/3/2033	—	—

(1)	The market value of unvested shares is calculated by multiplying the number of unvested shares by the closing market price of our common stock on NASDAQ on December 29, 2023, the last trading day of the year, which was $4.49 per share.

(2)	The awards vested in full on September 1, 2020 with respect to Mr. Pavlovski’s award and September 16, 2022 with respect to Mr. Hughes’s award.

(3)	The award vests in three equal annual installments on the first anniversary of the grant date.

(4)	The awards vest in four equal annual installments beginning on the first anniversary of the grant date.

(5)	Issued pursuant to the Prior Plan.

(6)	The number of options was determined after applying the exchange ratio pursuant to the Business Combination Agreement, such that for each option that was outstanding prior to the effective date of the Business Combination Agreement, such option was converted into a new option to purchase (i) a number of Class A Common Stock of the Company equal to the product (rounded down to the nearest whole number) of (x) the number of shares originally underlying such option, and (y) 16.474 (the “Option Exchange Ratio” and the Class A Common Stock of the Company described in this clause (i), being the “Base Option Shares”), and (ii) and for each Base Option Share, a fraction of a Class A Common Stock of the Company equal to 0.4915 of a share (the shares described in this clause (ii), the “Tandem Option Earnout Shares”). The aggregate exercise price per Base Option Share together with the related fraction of the Tandem Option Earnout Share is equal to (A) the exercise price originally applicable to the option, divided by (B) the Option Exchange Ratio (rounded up to the nearest whole cent).

(7)	The award will vest on November 6, 2024.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Policy

In August 2023, our Compensation Committee approved the terms of non-employee director compensation, pursuant to which our non-employee directors are eligible to receive (i) a cash retainer of $50,000, with the option to elect RSUs in satisfaction thereof, (ii) an equity retainer of RSUs with an aggregate grant date fair value of $200,000 (or $250,000 for the first year of service in the case of directors appointed to the Board subsequent to the 2023 annual meeting of stockholders), fully vesting on the date of the Annual Meeting, and (iii) an additional cash retainer, with the option to elect RSUs in satisfaction thereof, for the service on the following committees in the following roles:

●	Audit Committee chair: $20,000

●	Audit Committee member: $12,500

●	Compensation Committee chair: $15,000

●	Compensation Committee member: $7,500

●	Nominating and Corporate Governance Committee chair: $12,500

●	Nominating and Corporate Governance Committee member: $5,000

Director Compensation Table

The following table sets forth information regarding the compensation earned by or paid to non-employee directors during the fiscal year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)(2)	Total ($)
Nancy Armstrong	67,500	(3)	200,000	267,500
Paul Cappuccio	77,500	(3)	200,000	277,500
Robert Arsov	70,000		200,000	270,000
Ryan Milnes	50,000		200,000	250,000
Ethan Fallang	75,000		200,000	275,000
David Sacks	50,000		250,000	300,000

(1)	The amounts reported in this column do not reflect dollar amounts actually received by our non-employee directors. Instead, the amounts reported in this column represent the aggregate grant-date fair value of the RSUs granted to our non-employee directors during the fiscal year ended December 31, 2023, computed in accordance with U.S. GAAP. See Note 2 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for a discussion of the relevant assumptions used in calculating these amounts. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	Awards fully vest on June 14, 2024.

(3)	Fees were paid on August 17, 2023 in the form of RSU awards which fully vest on June 14, 2024.

The following table sets forth the aggregate number of our shares of common stock subject to the RSU awards and the aggregate number of shares of our common stock underlying stock option awards held by each non-employee director as of December 31, 2023:

Name	RSUs	Number of Shares Underlying Stock Options
Nancy Armstrong	36,948	—
Paul Cappuccio	38,329	93,616	(1)
Robert Arsov	27,624	—
Ryan Milnes	27,624	—
Ethan Fallang	27,624	—

(1)	The number of shares underlying the stock option was determined after applying the exchange ratio pursuant to the Business Combination Agreement, such that for each option that was outstanding prior to the effective date of the Business Combination Agreement, such option was converted into a new option to purchase (i) Base Option Shares, and (ii) the Tandem Option Earnout Shares.

EQUITY COMPENSATION PLAN INFORMATION

The following table shows certain information with respect to all of our equity compensation plans in effect as of December 31, 2023.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))(c)(3)
Equity compensation plans approved by stockholders(1)	7,197,706	$6.18	23,555,610
Equity compensation plans not approved by stockholders(4)	—	—	—
Total	7,197,706	$6.18	23,555,610

(1)	Refers to the 2022 Plan.

(2)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs because RSUs have no exercise price.

(3)	Consists of 30,753,316 shares available for issuance under our 2022 Plan less the number of shares underlying outstanding awards under the 2022 Plan. The 2022 Plan provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase (i) upon the occurrence of certain events under the Business Combination Agreement and (ii) on January 1 of each year for a period of ten years commencing on January 1, 2023 and ending on January 1, 2032, in an amount equal to 5% of the total number of shares of common stock outstanding on January 1 of the applicable year of increase, or such lesser number of shares of common stock as determined by our Board of Directors. Accordingly, on January 1, 2024, the number of shares of common stock available for issuance under the 2022 Plan automatically increased pursuant to this provision.

(4)	The shares underlying options granted under the Prior Plan, which plan and options were assumed by us in connection with the Business Combination, are not reflected. Following the closing of the Business Combination, no awards could be granted under the Prior Plan. We assumed 86,752,760 shares underlying outstanding options under the Prior Plan, and the weighted-average exercise price of the options so assumed is $0.14.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation arrangements for our directors and executive officers, which are described in the section titled “Executive Compensation”, below is a description of transactions during the fiscal year ended December 31, 2023 to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed $120,000; and

●	any of our directors, executive officers or holders of more than 5% of any class of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Prior to December 31, 2021, Rumble was a party to the several agreements with Kosmik Development Skopje doo (“Cosmic”), pursuant to which Cosmic provided content editing and moderation services to Rumble. Cosmic is controlled by Mr. Pavlovski and Ryan Milnes. Mr. Milnes owns a significant number of shares of our common stock through his holding entity. As part of the Business Combination, effective as of December 31, 2021, agreements with Cosmic then in place were amended and restated (other than one agreement, which was terminated) to, among other things, provide a “cost” plus 10% fee structure, clarify payment terms and include performance standards in favor of Rumble. Under the amended agreements with Cosmic, Cosmic continues to provide content editing and moderation services, along with other business process outsourcing services, as requested by Rumble. Any intellectual property created by Cosmic pursuant to the terms of the amended agreements has been assigned to Rumble. The amended agreements provide for an initial term of 24 months, subject to automatic renewals for subsequent 12-month terms unless either party provides written notice of non-renewal at least 6 months prior to the expiration of the current term. In fiscal years 2023 and 2022, Cosmic received approximately $2,849,600 and $1,692,960, respectively, in service fees from Rumble under the amended and restated agreements with Cosmic.

Policies and Procedures for Related Person Transactions

Our Board of Directors has adopted a written related person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” is any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we are a participant involving an amount that will or may be expected to exceed $120,000 in any fiscal year, and any related party has or will have a direct or indirect material interest. Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of a proposed transaction, must notify the General Counsel of the facts and circumstances of the proposed transaction. If the General Counsel determines that the transaction could constitute a related party transaction, the General Counsel will report such transaction, together with a summary of the material facts, to the Audit Committee for consideration at the next regularly scheduled Audit Committee meeting. In considering a related person transaction, our Audit Committee will take several considerations into account, including:

●	whether the transaction was undertaken in the ordinary course of business;

●	whether the transaction was initiated by the Company or the related party;

●	the availability of other sources of comparable products or services;

●	whether the transaction is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

●	the purpose of, and the potential benefits to the Company of, the transaction;

●	the approximate dollar value of the amount involved in the transaction, particularly as it relates to the related party; and

●	the related party’s interest in the transaction;

Our Audit Committee will approve only those transactions that it determines are fair to us and in our best interests. All of the transactions described above were entered into prior to the adoption of such policy.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, several brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or notify us by sending a written request to: Attn: Corporate Secretary, Rumble Inc., 444 Gulf of Mexico Drive, Longboat Key, FL 34228. You will be removed from the householding program, after which you will receive an individual copy of the proxy materials promptly.

Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors:

Chris Pavlovski
Chairman and Chief Executive Officer
April 24, 2024

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 on our investor relations website at investors.rumble.com. A copy of our Annual Report on Form 10-K for the year ended December 31, 2023 is available without charge upon written request to: Corporate Secretary, Rumble Inc., 444 Gulf of Mexico Drive, Longboat Key, FL 34228.

Annex A

RUMBLE INC.

2024 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose and Term.

(a) The purpose of the Rumble Inc. 2024 Employee Stock Purchase Plan, as it may be amended and/or restated from time to time (the “Plan”), is to give Eligible Employees of Rumble Inc., a Delaware corporation (the “Company”), and its Designated Companies an opportunity to purchase shares of Common Stock and to promote its best interests and enhance its long-term performance. The Company intends for each Offering to either (i) qualify as being under an “employee stock purchase plan” under Code Section 423 (each such Offering, a “Section 423 Offering”) or (ii) not comply with the requirements of Code Section 423 (each such Offering, a “Non-Section 423 Offering”). The Plan shall be construed so as to comply with the requirements of Code Section 423 with respect to Section 423 Offerings. Any provisions required to be included in the Plan under Code Section 423 are hereby included as fully as though set forth in the Plan. Any Non-Section 423 Offerings may, but are not required to, be made pursuant to any rules, procedures, or sub-plans (collectively, “Sub-Plans”) adopted by the Committee for such purpose.

(b) The Plan became effective on March 26, 2024 (the “Effective Date”). The term of the Plan shall continue until terminated by the Board pursuant to Section 13 or the date on which all of the shares of Common Stock available for issuance under the Plan have been issued.

(c) Notwithstanding anything herein to the contrary and for greater clarity, no Purchase Rights shall be granted, and no shares of Common Stock shall be issued, pursuant to the Plan until the approval of the stockholders of the Company shall have been obtained, as provided in Section 11.

2. Certain Definitions.

Any term not expressly defined in the Plan but defined for purposes of Code Section 423 will have the same definition herein. In addition to terms defined elsewhere in the Plan, the following terms shall have the meanings given below unless the Committee determines otherwise:

(a) “Affiliate” means any entity, other than a Subsidiary, that directly or through one or more intermediaries is controlled by, or is under common control with, the Company, as determined by the Committee.

(b) “Applicable Law” means any applicable laws, rules and regulations (or similar guidance), including but not limited to the General Corporation Law of the State of Delaware, the Securities Act, the Exchange Act, the Code and the listing or other rules of any applicable stock exchange, and the applicable laws of any foreign country or jurisdiction where Purchase Rights are, or will be, granted. References to any applicable laws, rules and regulations, including references to any sections or other provisions of applicable laws, rules and regulations, also refer to any successor or amended provisions thereto unless the Committee determines otherwise. Further, references to any section of a law shall be deemed to include any regulations or other interpretive guidance under such section, unless the Committee determines otherwise.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” shall have the meaning given to such term in the Rumble Inc. 2022 Stock Incentive Plan or any successor plan thereto, in each case, as amended and/or restated from time to time.

(e) “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(f) “Committee” means the Compensation Committee of the Board, which has authority to administer the Plan pursuant to Section 3. All references to the Committee in the Plan shall include any administrator to which the Committee has delegated any part of its responsibilities and powers pursuant to Section 3(b).

(g) “Common Stock” means the shares of Class A common stock of the Company, par value $0.0001 per share, and any successor securities.

(h) “Company” means Rumble Inc., a Delaware corporation, and any successor thereto.

(i) “Compensation” means, unless otherwise determined by the Committee, a Participant’s cash earnings, including base salary, wages, bonuses, commissions and other forms of incentive compensation (but excluding gifts, prizes, awards, relocation payments, severance, tips, gratuities, or similar elements of compensation), determined as of the date of the Contribution or such other date or dates as may be determined by the Committee. The Committee may, in its discretion, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for an Offering.

(j) “Contributions” means the amount of Compensation contributed by a Participant through payroll deductions to fund the exercise of a Purchase Right; provided, however, that “Contributions” may also include other payments that the Committee may permit a Participant to make to fund the exercise of a Purchase Right to the extent payroll deductions are not permitted by Applicable Law, as determined by the Company in its sole discretion.

(k) “Designated Company” means any Subsidiary or Affiliate, whether now existing or existing in the future, that has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan. The Committee may designate Subsidiaries or Affiliates as Designated Companies in a Non-Section 423 Offering. For purposes of a Section 423 Offering, only the Company and its Subsidiaries may be Designated Companies; provided, however, that at any given time, a Subsidiary that is a Designated Company under a Section 423 Offering will not be a Designated Company under a Non-Section 423 Offering.

(l) “Eligible Employee” means any Employee of the Company or a Designated Company except (unless otherwise determined by the Committee):

i.	any Employee who has been employed for less than 180 days;

ii.	any Employee whose customary employment is for less than 20 hours per week; or

iii.	any Employee whose customary employment is for not more than five months in any calendar year;

provided, however, that the Committee may determine prior to any Offering Period that Employees outside the United States who are participating in a separate Offering or in separate Offerings shall be “Eligible Employees” even if they do not meet the requirements of (ii) and (iii) above if and to the extent required by Applicable Law; provided, further, that the Committee, in its discretion, from time to time may, prior to the Offering Period for all Purchase Rights to be granted on the first day of such Offering Period in an Offering determine (for each Section 423 Offering, on a uniform and nondiscriminatory basis or as otherwise permitted by U.S. Treasury Regulation Section 1.423-2) that the definition of Eligible Employee will or will not include an individual if such individual: (A) has not completed at least 90 days of service since such individual’s last hire date (or such lesser period of time as may be determined by the Committee in its discretion), (B) customarily works less than 20 hours per week (or such lesser period of time as may be determined by the Committee in its discretion), (C) customarily works less than five months per calendar year (or such lesser period of time as may be determined by the Committee in its discretion), (D) is a highly compensated employee within the meaning of Code Section 414(q), or (E) is a highly compensated employee within the meaning of Code Section 414(q) with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act (provided, that the exclusion is applied with respect to each Section 423 Offering in an identical manner to all highly compensated employees of the Company or a Designated Company, as applicable, whose employees are participating in such Offering).

No Employee shall be granted a Purchase Right under the Plan if, immediately after such grant, the Employee would own or hold options to purchase stock of the Company or a Related Corporation possessing 5% or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Code Section 423(b)(3). For these purposes, the attribution rules of Code Section 424(d) shall apply in determining the stock ownership of such Employee. For purposes of a Non-Section 423 Offering, the provisions of Section 5(i) shall apply.

(m) “Employee” means an employee of the Company or a Subsidiary or Affiliate. For the purposes herein, the existence of an employment relationship will be determined in accordance with U.S. Treasury Regulation Section 1.421-l(h).

(n) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means, unless the Committee determines otherwise, on a given date (the “valuation date”) (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last-sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, then Fair Market Value shall be determined by the Committee in good faith to be the fair market value of the Common Stock. Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the Fair Market Value of the Common Stock subject to a Purchase Right shall be inconsistent with Code Section 423 in the case of a Section 423 Offering.

(p) “Grant Date” means the date of grant of a Purchase Right. The Grant Date shall be the first day with respect to each Offering Period.

(q) “Initial Offering Period” means the initial Offering Period that begins and ends on the dates determined by the Committee.

(r) “Offering” means a grant of Purchase Rights to purchase shares of Common Stock under the Plan. Each Offering will be a Section 423 Offering or a Non-Section 423 Offering. Unless otherwise specified by the Committee, each Offering shall be deemed a separate Offering, even if the dates and other terms of the applicable Offering Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each such Offering. With respect to Section 423 Offerings, the terms of each Offering need not be identical; provided, that the terms of the Plan and an Offering together satisfy Code Section 423 and the U.S. Treasury Regulations thereunder; provided, however, that a Non-Section 423 Offering is not required to satisfy such regulations.

(s) “Offering Period” means any period, including the Initial Offering Period, with respect to which a Purchase Right may be granted; provided that in no event shall an Offering Period be greater than 27 months. Following commencement of the Initial Offering Period, a new Offering Period shall begin. Notwithstanding the foregoing, the Committee shall have the power to change the frequency and duration of the Offering Periods with respect to any Offering as it deems appropriate from time to time.

(t) “Parent” means any present or future corporation that is or which would be a “parent corporation” of the Company as that term is defined in Code Section 424.

(u) “Participant” means an Eligible Employee who is a participant in the Plan.

(v) “Plan” means the Rumble Inc. 2024 Employee Stock Purchase Plan, as it may be amended and/or restated.

(w) “Purchase Date” means the date of exercise of a Purchase Right. The Purchase Date shall be the Purchase Period End Date with respect to each Purchase Period.

(x) “Purchase Period” means, unless otherwise determined by the Committee, each six-month period during which an Offering is made to Eligible Employees pursuant to the Plan. There shall be one Purchase Period in each Offering Period, with such Purchase Periods beginning and ending on the dates determined by the Committee or its designees in its or their discretion. Notwithstanding the foregoing, the first Purchase Period in the Initial Offering Period shall begin and end on the dates determined by the Committee or its designees in its or their discretion, as applicable. Further, the Committee shall have the power to change the duration of Purchase Periods (including the Purchase Period Start Date and the Purchase Period End Date for any Purchase Period) with respect to any Offering; provided that such change is announced a reasonable period of time prior to the effective date of such change; provided, further, that in no event shall a Purchase Period be greater than 27 months.

(y) “Purchase Period End Date” means the last day of each Purchase Period. Unless otherwise determined by the Committee, there shall be one Purchase Period End Date in each Offering Period.

(z) “Purchase Period Start Date” means the first day of each Purchase Period. Unless otherwise determined by the Committee, there shall be one Purchase Period Start Date in each Offering Period.

(aa) “Purchase Price” means the price per share of Common Stock subject to a Purchase Right, as determined in accordance with Section 6(b).

(bb) “Purchase Right” means an option granted hereunder which entitles a Participant to purchase shares of Common Stock in accordance with the terms of the Plan.

(cc) “Related Corporation” means a Parent or Subsidiary.

(dd) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(ee) “Subsidiary” means any present or future corporation that is or would be a “subsidiary corporation” of the Company as that term is defined in Code Section 424.

(ff) “Tax-Related Items” means any income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items arising in relation to a Participant’s participation in the Plan.

3. Administration.

(a) The Plan shall be administered by the Committee, unless the Board elects to assume administration of the Plan in whole or in part. References to the “Committee” include the Board if it is acting in an administrative capacity with respect to the Plan. Committee members shall be intended to qualify as “independent directors” (or terms of similar meaning) if and to the extent required under Applicable Law. However, the fact that a Committee member shall fail to qualify as an independent director shall not invalidate any Purchase Right or other action taken by the Committee under the Plan.

(b) In addition to action by meeting in accordance with Applicable Law, any action of the Committee may be taken by a written instrument signed by all of the members of the Committee and any action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan and Applicable Law, the Committee shall have full and final authority, in its discretion, to take any action with respect to the Plan, including, without limitation, the following: (i) to establish, amend and rescind rules and regulations for the administration of the Plan; (ii) to prescribe the form(s) of any agreements or other instruments used in connection with the Plan; (iii) to determine the terms and provisions of the Purchase Rights; (iv) to determine eligibility and adjudicate all disputed claims filed under the Plan, including whether Eligible Employees shall participate in a Section 423 Offering or a Non-Section 423 Offering and which Subsidiaries and Affiliates shall be Designated Companies participating in either a Section 423 Offering or a Non-Section 423 Offering; (v) reconcile any inconsistency in, correct any defect in, and/or supply any omission in the Plan and any instrument or agreement relating to, or Purchase Rights granted under, the Plan; (vi) to suspend or terminate the Plan as provided in Section 13(a) below; (vii) to amend the Plan as provided in Section 13(b) below; (viii) to settle all controversies regarding the Plan and Purchase Rights granted under the Plan; and (ix) to construe and interpret the Plan, the Purchase Rights, the rules and regulations, and the agreements or other written instruments, and to make all other determinations necessary or advisable for the administration of the Plan, including, without limitation, the adoption of such Sub-Plans as are necessary or appropriate to permit the participation in the Plan by Eligible Employees who are foreign nationals or employed outside the United States, as further set forth in Section 3(c) below. Every finding, decision and determination made by the Committee will, to the full extent permitted by Applicable Law, be final and binding upon all parties. Except to the extent prohibited by the Plan or Applicable Law, and subject to such terms and conditions as may be established by the Committee, the Committee may appoint one or more agents to assist in the administration of the Plan and may delegate any part of its responsibilities and powers to any such person or persons appointed by it, as further set forth in Section 3(d) below. No member of the Board or Committee, as applicable, shall be liable while acting as administrator for any action or determination made in good faith with respect to the Plan or any Purchase Right granted thereunder.

(c) Notwithstanding any provision to the contrary in this Plan, the Committee may adopt such Sub-Plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States, the terms of which Sub-Plans may take precedence over other provisions of this Plan, with the exception of Section 4, but unless otherwise superseded by the terms of such Sub-Plan, the provisions of this Plan shall govern the operation of such Sub-Plan. To the extent inconsistent with the requirements of Code Section 423, any such Sub-Plan shall be considered part of a Non-Section 423 Offering, and Purchase Rights granted thereunder shall not be required by the terms of the Plan to comply with Code Section 423. Without limiting the generality of the foregoing, the Committee is authorized to adopt Sub-Plans for particular non-U.S. jurisdictions that modify the terms of the Plan to meet applicable local requirements regarding, without limitation, (i) eligibility to participate, (ii) the definition of Compensation, (iii) the dates and duration of Offering Periods or Purchase Periods or other periods during which Participants may make Contributions towards the purchase of shares of Common Stock, (iv) the method of determining the Purchase Price and the discount from Fair Market Value at which shares of Common Stock may be purchased, (v) any minimum or maximum amount of Contributions a Participant may make during an Offering Period or other specified period under the applicable Sub-Plan, (vi) the treatment of Purchase Rights upon a Change in Control or a change in capitalization of the Company, (vii) the handling of payroll deductions, (viii) establishment of bank, building society or trust accounts to hold Contributions, (ix) payment of interest, (x) conversion of local currency, (xi) obligations to pay payroll tax, (xii) determination of beneficiary designation requirements, (xiii) withholding procedures, and (xiv) handling of share issuances.

(d) The Committee may, in its sole discretion, designate Employees and professional advisors to assist it in the administration of the Plan and (to the extent permitted by Applicable Law) may grant authority to Employees and/or the Board to execute agreements or other documents on behalf of the Committee relating to the Plan. The Committee may, in its sole discretion, employ legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred in the engagement of any such counsel, consultant, or agent will be paid by the Company. Neither the Board, the Committee, nor any Employee to whom authority has been delegated pursuant to this Section 3(d), nor any current or former member of the Board, will be liable for any action or determination made in good faith with respect to the Plan, and to the maximum extent permitted by Applicable Law, no current or former member of the Board or Employee to whom authority has been delegated pursuant to this Section 3(d) will be liable for any action or determination made in good faith with respect to the Plan.

4. Shares Subject to Plan; Limitations on Purchases and Purchase Rights.

(a) Shares Subject to Plan. The aggregate number of shares of Common Stock available for the issuance of shares pursuant to the Plan shall initially be 1,500,000 shares (the “Plan Share Reserve”), subject to adjustment pursuant to Section 10. Notwithstanding the foregoing, the Plan Share Reserve shall automatically be increased on the first day of each fiscal year following the fiscal year in which the Effective Date occurred by a number of shares of Common Stock equal to the lesser of (i) the positive difference between (x) 1% of the Company’s outstanding shares of Stock on the last day of the immediately preceding fiscal year, and (y) the Plan Share Reserve on the last day of the immediately preceding fiscal year, and (ii) a lower number of shares of Common Stock as may be determined by the Committee or the Board. Shares of Common Stock distributed pursuant to the Plan shall be authorized but unissued shares, treasury shares or shares purchased on the open market or by private purchase. For avoidance of doubt, up to the maximum number of shares of Common Stock reserved under this Section 4(a) may be used to satisfy purchases of shares of Common Stock under Section 423 Offerings and any remaining portion of such maximum number of shares of Common Stock may be used to satisfy purchases of shares of Common Stock under Non-Section 423 Offerings. The Company hereby reserves sufficient authorized shares of Common Stock to provide for the exercise of Purchase Rights. In the event that any Purchase Right expires unexercised or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, the number of shares of Common Stock subject to such Purchase Right shall again be available for issuance under the Plan and shall not reduce the aggregate number of shares of Common Stock available for the grant of Purchase Rights or issuance under the Plan.

(b) Limitations on Purchases and Purchase Rights. If, on a given Purchase Period End Date, the number of shares of Common Stock with respect to which Purchase Rights are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable, and in no event shall the number of shares offered for purchase during any Offering Period exceed the number of shares then available under the Plan. In addition, in connection with any Offering, the Committee may specify a maximum number of shares of Common Stock that may be purchased by any single Participant on any Purchase Date during such Offering. In connection with each Offering, the Committee may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. Further, in connection with each Offering that contains more than one Purchase Date, the Committee may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any or each Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Committee action otherwise, the Company shall make a pro rata allocation of the shares available in as uniform a manner as shall be practicable and as it shall determine to be equitable. In the event that any pro rata allocation is made pursuant to this Section 4(b), any Contributions of a Participant not applied to the purchase of shares during such Offering Period shall be returned to such Participant (without interest, unless otherwise required by Applicable Law). Notwithstanding the foregoing, the Committee has authority, by resolution or otherwise, to modify the limitations on the number of shares of Common Stock that may be purchased by a Participant in any particular Offering Period or any particular Purchase Period.

5. Eligibility and Participation; Payroll Deductions.

(a) General. Purchase Rights may only be granted to Eligible Employees.

(b) Initial Eligibility. Any Eligible Employee who has completed 180 days’ employment and is employed by the Company or a Designated Company on the date such Eligible Employee’s participation in the Plan is to become effective shall be eligible to be a Participant during any Offering Period that begins on or after the end of such 180 day-period. An Employee who becomes an Eligible Employee on or after the Grant Date will not be eligible to participate in such Offering Period but may participate in any subsequent Offering Period; provided, that such Employee is still an Eligible Employee as of the Grant Date of such subsequent Offering Period.

(c) Leave of Absence. For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an Employee for the first 90 days of such leave of absence and such Employee’s employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such Employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day or unless such Employee has a right to reemployment that is guaranteed either by statute or contract (including, for avoidance of doubt, any guaranteed right to reemployment provided under any non-U.S. law, contract or policy). Termination by the Company of any Employee’s leave of absence, other than termination of such leave of absence on return to full-time or part-time employment, shall terminate an Employee’s employment for all purposes of the Plan and shall terminate such Employee’s participation in the Plan and right to exercise any Purchase Right, unless such Employee has a right to reemployment that is guaranteed either by statute or contract.

(d) Commencement of Participation. An Eligible Employee shall become a Participant by completing an authorization for Contributions on the form provided by the Company (and such other documents as may be required by the Committee) and delivering such forms and documents to the Company or an agent designated by the Company on or before the date set therefor by the Committee, which date shall be prior to the Grant Date for the applicable Offering Period. Contributions for a Participant during an Offering Period shall commence on the applicable Purchase Period Start Date when the Participant’s authorization for a Contribution becomes effective and shall continue for successive Purchase Periods during which the Participant is eligible to participate in the Plan, unless authorizations are withdrawn or participation is terminated, as provided in Section 8.

(e) Amount of Contributions; Determination of Compensation. At the time a Participant files an authorization for Contributions, a Participant shall elect to have deductions or other Contributions made from the Participant’s pay on each payday while participating in an Offering Period at a rate of not less than 1% nor more than 15% (in whole percentages only) of Compensation. Such Compensation rates shall be determined by the Committee in a nondiscriminatory manner consistent with the provisions of Code Section 423 in the case of a Section 423 Offering.

(f) Participant’s Account; No Interest. All Contributions made by a Participant shall be credited to the Participant’s account under the Plan. A Participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in Section 5(h) or unless otherwise required by Applicable Law. In no event shall interest accrue on any Contributions made by a Participant, unless otherwise required by Applicable Law.

(g) Changes in Payroll Deductions. A Participant may withdraw, terminate or discontinue participation in the Plan as provided in Section 8, but no other change can be made during an Offering Period and, specifically, a Participant may not alter the amount of Contributions for that Offering Period. Notwithstanding the foregoing, to the extent necessary to comply with the limitation of Code Section 423(b)(8), or Section 2(l), Section 4 and/or Section 12(a) of the Plan, a Participant’s Contribution election may be decreased to 0% at any time during an Offering Period. In such event, Contributions shall continue at the newly elected rate with respect to the next Offering Period, unless otherwise provided under the terms of the Plan or as otherwise determined by the Committee.

(h) Participation During Leave of Absence. If a Participant goes on a leave of absence, such Participant shall have the right to elect to: (i) withdraw the balance in such Participant’s account pursuant to Section 8; (ii) discontinue Contributions to the Plan but remain a Participant in the Plan; or (iii) remain a Participant in the Plan during such leave of absence, authorizing Contributions to be made from (and to the extent of) payments by the Company or a Subsidiary or Affiliate to the Participant during such leave of absence.

(i) Special Eligibility Rules for Foreign Participants. Notwithstanding the provisions of Section 2(l), Eligible Employees who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) may be excluded from the Plan or an Offering if (i) the grant of a Purchase Right under the Plan or Offering to a citizen or resident of the foreign jurisdiction is prohibited under Applicable Law; or (ii) compliance with the Applicable Law would cause the Plan or Offering to violate the requirements of Code Section 423. In the case of a Non-Section 423 Offering, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Plan or an Offering if the Committee has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practicable for any reason. Further, notwithstanding the provisions of Section 2(l), an Employee who does not otherwise qualify as an Eligible Employee may, in the Committee’s discretion, participate in a Non-Section 423 Offering if and to the extent required by Applicable Law.

6. Grant of Purchase Rights.

(a) Number of Shares Subject to Purchase Right. On the Grant Date, a Participant shall be granted a Purchase Right to purchase, on each Purchase Period End Date of the Offering Period to which such Grant Date relates, at the applicable Purchase Price, such number of shares of Common Stock as is determined by dividing (x) the amount of the Participant’s Contributions accumulated as of the Purchase Period End Date and retained in the Participant’s account as of the Purchase Period End Date by (y) the applicable Purchase Price (as determined in accordance with Section 6(b)); provided, however, that (i) no Participant may purchase shares of Common Stock in excess of the limitations set forth in Section 4(b) or Section 12(a), and the number of shares subject to a Purchase Right shall be adjusted as necessary to conform to such limitations; and (ii) in no event shall the aggregate number of shares deemed to be subject to Purchase Rights during an Offering Period exceed the number of shares then available under the Plan or the maximum number of shares that a participant may purchase for any single Offering Period and for any single Purchase Period (in each case, as provided in Section 4), and the number of shares deemed to be subject to Purchase Rights shall be adjusted as necessary to conform to these limitations. The Fair Market Value of the shares of Common Stock shall be determined as provided in Section 2(o) and Section 6(b), and a Participant’s Compensation shall be determined according to Section 2(i).

(b) Purchase Price. The Purchase Price per share of Common Stock purchased with Contributions made during an Offering Period for a Participant shall be equal to 85% (or such greater percentage as may be determined by the Committee prior to the commencement of an Offering Period in which such Purchase Period occurs) of the lesser of (i) the Fair Market Value per share of Common Stock on the applicable Purchase Period End Date or (ii) the Fair Market Value of a share of Common Stock on the applicable Grant Date in which the Purchase Period occurs; provided that in no event shall the Purchase Price per share be less than the par value per share of the Common Stock; provided, further that the Committee may determine prior to a Purchase Period to calculate the Purchase Price for such Purchase Period solely by reference to the Fair Market Value of a share of Common Stock on the applicable Purchase Period End Date or Grant Date, or based on the greater (rather than the lesser) of such values.

7. Exercise of Purchase Rights.

(a) Automatic Exercise. Unless a Participant gives written notice to the Company or an agent designated by the Company of withdrawal at least 30 days prior to the end of the Offering Period or terminates employment as hereinafter provided, the Participant’s Purchase Rights will be deemed to have been exercised automatically on the Purchase Period End Date applicable to such Offering Period, for the purchase of the number of shares of Common Stock that the Participant’s accumulated Contributions at that time will purchase at the applicable Purchase Price (but not in excess of the number of shares for which Purchase Rights have been granted to the Participant pursuant to Section 4 and Section 6(a)).

(b) Termination of Purchase Right. A Purchase Right shall expire on the earlier of (i) the date of termination of the Participant’s employment, except as otherwise provided in Section 5(h) (regarding leaves of absence), or as otherwise required by Applicable Law, or (ii) the end of the last day of the applicable Purchase Period.

(c) Fractional Shares; Excess Amounts. Fractional shares will not be issued under the Plan, unless otherwise determined by the Committee. Any excess Contributions in a Participant’s account that would have been used to purchase fractional shares will be automatically re-invested in a subsequent Offering Period unless the Participant timely revokes such Participant’s authorization to re-invest such excess amounts or the Company elects to return such Contributions to the Participant. Except as permitted by the foregoing or as otherwise determined by the Committee, any amounts that were contributed but not applied toward the purchase of shares of Common Stock shall not be carried forward to future Offering Periods and shall be returned to Participants.

(d) Share Certificates; Credit to Participant Accounts. As promptly as practicable after the Purchase Period End Date of each Purchase Period, the shares of Common Stock purchased by a Participant for the Purchase Period shall be credited to such Participant’s account maintained by the Company, a stock brokerage or other financial services firm designated by the Company or the Participant or other similar entity, unless the Participant elects to have the Company deliver to the Participant certificates for the shares of Common Stock purchased upon exercise of the Participant’s Purchase Right. If a Participant elects to have shares credited to the Participant’s account (rather than certificates issued), a report will be made available to such Participant after the close of each Purchase Period stating the entries made to such Participant’s account, the number of shares of Common Stock purchased and the applicable Purchase Price.

8. Withdrawal; Termination of Employment.

(a) Withdrawal. A Participant may withdraw Contributions credited to the Participant’s account during an Offering Period at any time prior to the last day of such Offering Period by giving sufficient prior written notice to the Company or an agent designated by the Company. All of the Participant’s Contributions credited to the Participant’s account will be paid to the Participant promptly (without interest, unless otherwise required by Applicable Law) after receipt of the Participant’s notice of withdrawal, and no further Contributions will be made from the Participant’s Compensation during such Offering Period. The Company may, at its option, treat any attempt to borrow by a Participant on the security of such Participant’s accumulated Contributions as an election to withdraw such Contributions. A Participant’s withdrawal from any Offering Period will not have any effect upon the Participant’s eligibility to participate in any subsequent Offering Period or in any similar plan which may hereafter be adopted by the Company. Notwithstanding the foregoing, if a Participant withdraws during an Offering Period, Contributions shall not resume at the beginning of a succeeding Offering Period unless the Participant is eligible to participate and the Participant delivers to the Company or an agent designated by the Company a new, completed authorization form (and such other documents as may be required by the Committee) and otherwise complies with the terms of the Plan.

(b) Termination of Employment; Participant Ineligibility. Upon termination of a Participant’s employment for any reason (including but not limited to termination due to death but excluding a leave of absence for a period of less than 90 days or a leave of absence of any duration where reemployment is guaranteed by either statute or contract), or in the event that a Participant otherwise ceases to be an Eligible Employee, the Participant’s participation in the Plan shall be terminated, unless otherwise required by Applicable Law. In the event of a Participant’s termination of employment or in the event that a Participant otherwise ceases to be an Eligible Employee, the Contributions credited to the Participant’s account will be returned (without interest, unless otherwise required by Applicable Law) to the Participant, or, in the case of death, to a beneficiary duly designated on a form acceptable to the Committee. Any unexercised Purchase Rights granted to a Participant during any Offering Period then in effect shall be deemed to have expired on the date of the Participant’s termination of employment or the date the Participant otherwise ceases to be an Eligible Employee, unless terminated earlier in accordance with the terms of the Plan, and no further Contributions will be made for the Participant’s account.

9. Transferability.

No Purchase Right (or rights attendant to a Purchase Right) may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the laws of descent and distribution, and no Purchase Right shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of a Purchase Right, or levy of attachment or similar process upon the Purchase Right not specifically permitted in the Plan, shall be null and void and without effect. A Purchase Right may be exercised during a Participant’s lifetime only by the Participant.

10. Dilution and Other Adjustments; Change in Control.

(a) Adjustments; Right to Issue Additional Securities. If there is any change in the outstanding shares of Common Stock because of a merger, Change in Control, consolidation, recapitalization or reorganization involving the Company, or if the Board declares a stock dividend, stock split distributable in shares of Common Stock or reverse stock split, other distribution (other than ordinary or regular cash dividends) or combination or reclassification of the Common Stock, or if there is a similar change in the capital stock structure of the Company affecting the Common Stock (excluding conversion of convertible securities by the Company and/or the exercise of warrants by their holders), then the number and type of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Committee shall, subject to Applicable Law, make such adjustments to Purchase Rights (such as the number and type of shares subject to a Purchase Right and the Purchase Price of a Purchase Right) or to any provisions of this Plan as the Committee deems equitable to prevent dilution or enlargement of Purchase Rights or as may otherwise be advisable. Nothing in the Plan, a Purchase Right or any related instrument shall limit the ability of the Company to issue additional securities of any type or class.

(b) Change in Control. In addition, without limiting the effect of Section 10(a), in the event of a Change in Control, the Committee’s discretion shall include but shall not be limited to the authority to provide for any of, or a combination of any of, the following: (i) each Purchase Right shall be assumed or an equivalent purchase right shall be substituted by the successor entity or parent or subsidiary of such successor entity; (ii) a date selected by the Committee on or before the date of consummation of such Change in Control shall be treated as a Purchase Date and all outstanding Purchase Rights shall be exercised on such date; (iii) all outstanding Purchase Rights shall terminate and the accumulated Contributions will be refunded to each Participant upon or prior to the Change in Control (without interest, unless otherwise required by Applicable Law); or (iv) outstanding Purchase Rights shall continue unchanged.

11. Stockholder Approval of Plan.

The Plan is subject to the approval by the stockholders of the Company, which approval shall be obtained within 12 months before or after the date of adoption of the Plan by the Board. Amendments to the Plan shall be subject to stockholder approval to the extent, if any, as may be required by Code Section 423 or other Applicable Law.

12. Limitations on Purchase Rights.

Notwithstanding any other provisions of the Plan:

(a) No Employee shall be granted a Purchase Right under the Plan which permits an Employee rights to purchase stock under all employee stock purchase plans (as defined in Code Section 423) of the Company and any Related Corporation to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time of the grant of such Purchase Right) for each calendar year in which such Purchase Right is outstanding at any time in the case of a Section 423 Offering. Any Purchase Right shall be deemed to be modified to the extent necessary to satisfy this Section 12(a).

(b) In accordance with Code Section 423, all Employees granted Purchase Rights under the Plan who are participating in a Section 423 Offering shall have the same rights and privileges under the Plan, except that the amount of Common Stock which may be purchased by any Employee under Purchase Rights granted pursuant to the Plan shall bear a uniform relationship to the total compensation (or the basic or regular rate of compensation) of all Employees. All rules and determinations of the Committee in the administration of the Plan shall be uniformly and consistently applied to all persons in similar circumstances.

(c) No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable U.S. federal, state and foreign securities laws and other Applicable Laws applicable to the Plan. If on a Purchase Date the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that such delay may not exceed six months. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all Applicable Laws, as determined by the Committee in its sole discretion, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest, unless otherwise required by Applicable Law.

(d) The Committee may, in its discretion, establish a holding period for any shares of Common Stock purchased in a particular Offering unless such holding period is prohibited by Applicable Law. The holding period, if any, will commence on the Purchase Date and will not exceed six months; provided, that the holding period, if any, with respect to any Participant will end automatically if either (i) the Participant is no longer an Employee, or (ii) a Change in Control occurs. During such holding period, the holder of the shares of Common Stock will not be permitted to sell such shares of Common Stock and the shares of Common Stock will be designated with an applicable resale restriction. The applicable holding period will be set forth in the terms and conditions of the Offering, and each Participant will be required to agree to such holding period as a condition to participating in the Offering.

13. Amendment and Termination of the Plan and Purchase Rights.

(a) Amendment and Termination of Plan. The Plan may be amended, altered, suspended and/or terminated at any time by the Board; provided that approval of an amendment to the Plan by the stockholders of the Company shall be required to the extent, if any, that stockholder approval of such amendment is required by Applicable Law.

(b) Amendment and Termination of Purchase Rights. The Committee may (subject to the provisions of Code Section 423 (for Section 423 Offerings) and Section 13(a)) amend, alter, suspend and/or terminate any Purchase Right, prospectively or retroactively, but (except as otherwise expressly provided in the Plan) such amendment, alteration, suspension or termination of a Purchase Right shall not, without the written consent of a Participant with respect to an outstanding Purchase Right, materially adversely affect the rights of the Participant with respect to the Purchase Right.

(c) Amendments to Comply with Applicable Law. Notwithstanding Section 13(a) and Section 13(b), the following provisions shall apply:

i.	The Committee shall have unilateral authority, subject to the provisions of Code Section 423 (for Section 423 Offerings), to amend the Plan and any Purchase Right (without Participant consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law.

ii.	The Committee shall have unilateral authority to make adjustments to the terms and conditions of Purchase Rights in recognition of unusual or nonrecurring events affecting the Company or any Related Corporation, or the financial statements of the Company or any Related Corporation, or of changes in Applicable Law, or accounting principles, if the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable accounting principles or Applicable Law.

14. Designation of Beneficiary.

The Committee, in its discretion, may authorize a Participant to designate in writing a person or persons as such Participant’s beneficiary, which beneficiary shall, in the event of such Participant’s death, be entitled to the rights, if any, to which the Participant would otherwise be entitled. The Committee shall have discretion to approve the form or forms of such beneficiary designations, to determine whether such beneficiary designations will be accepted, and to interpret such beneficiary designations. If a deceased Participant failed to designate a beneficiary, or if the designated beneficiary does not survive such Participant, any rights that would have been exercisable by the Participant and any benefits distributable to such Participant shall be exercised by or distributed to the legal representative of the estate of such Participant, unless otherwise determined by the Committee.

15. Miscellaneous.

(a) Compliance with Applicable Law. The Company may impose such restrictions on Purchase Rights, shares of Common Stock and any other benefits underlying Purchase Rights hereunder as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities or other Applicable Law. Notwithstanding any other Plan provision to the contrary, the Company shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan or take any other action, unless such delivery or action is in compliance with Applicable Law (including but not limited to the requirements of the Securities Act). The Company will be under no obligation to register shares of Common Stock or other securities with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or similar organization, and the Company will have no liability for any inability or failure to do so. The Company may cause a restrictive legend or legends to be placed on any certificate issued pursuant to a Purchase Right hereunder in such form as may be prescribed from time to time by Applicable Law or as may be advised by legal counsel.

(b) No Obligation to Exercise Purchase Rights. The grant of a Purchase Right shall impose no obligation upon a Participant to exercise such Purchase Right.

(c) Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Purchase Rights will be used for general corporate purposes.

(d) Taxes. At any time a Participant incurs a taxable event as a result of the Participant’s participation in the Plan, a Participant must make adequate provision for any Tax-Related Items. Participants are solely responsible and liable for the satisfaction of all Tax-Related Items, and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such Tax-Related Items. The Company shall have no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for a Participant or any other person. In their sole discretion, the Company or, as applicable, the Designated Company that employs the Participant, may, unless the Committee determines otherwise, satisfy their obligations to withhold Tax-Related Items by (i) withholding from the Participant’s compensation, (ii) repurchasing a sufficient whole number of shares of Common Stock issued following exercise having an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld with respect to the shares of Common Stock, (iii) withholding from proceeds from the sale of shares of Common Stock issued upon exercise, either through a voluntary sale or a mandatory sale arranged by the Company, or (iv) any other method deemed acceptable by the Committee.

(e) Right to Terminate Employment. Nothing in the Plan, a Purchase Right or any agreement or instrument related to the Plan shall confer upon an Employee the right to continue in the employment of the Company, any Related Corporation or Affiliate or affect any right which the Company, any Related Corporation or Affiliate may have to terminate the employment of such Employee. Except as otherwise provided in the Plan or under Applicable Law, all rights of a Participant with respect to Purchase Rights granted hereunder shall terminate upon the termination of employment of the Participant.

(f) Rights as a Stockholder. No Participant or other person shall have any rights as a stockholder unless and until certificates for shares of Common Stock are issued to the Participant or such shares are credited to the Participant’s account on the records of the Company or a designee.

(g) Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

(h) Governing Law. All questions pertaining to the validity, construction and administration of the Plan and Purchase Rights granted hereunder shall be determined in conformity with the laws of the State of Delaware, without regard to the principles of conflicts of laws, to the extent not inconsistent with Code Section 423 (for Section 423 Offerings) or other applicable federal laws of the United States.

(i) Elimination of Fractional Shares. Subject to Section 7(c), if under any provision of the Plan which requires a computation of the number of shares of Common Stock subject to a Purchase Right, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.

(j) Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(k) Gender and Number. Except where otherwise indicated by the context, words in any gender shall include any other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(l) Rules of Construction. Headings are given to the sections of the Plan solely as a convenience to facilitate reference.

(m) Successors and Assigns. The Plan shall be binding upon the Company, its successors and assigns, and Participants, their executors, administrators and permitted transferees and beneficiaries.

(n) Purchase Right Documentation. The grant of any Purchase Right under the Plan shall be evidenced by such documentation, if any, as may be determined by the Committee or its designee. Such documentation may state terms, conditions and restrictions applicable to the Purchase Right and may state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to shares of Common Stock or other benefits subject to a Purchase Right, as may be established by the Committee.

(o) Uncertificated Shares. Notwithstanding anything in the Plan to the contrary, to the extent the Plan provides for the issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may, in the Company’s discretion, be effected on a non-certificated basis, to the extent not prohibited by the Company’s certificate of incorporation or bylaws or by Applicable Law.

(p) Compliance with Recoupment, Ownership and Other Policies or Agreements. Notwithstanding anything in the Plan to the contrary and subject to the provisions of Code Section 423 (for Section 423 Offerings), the Committee may, at any time (during or following termination of employment or service for any reason), determine that a Participant’s rights, payments and/or benefits with respect to a Purchase Right (including but not limited to any shares issued or issuable with respect to a Purchase Right) shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any other conditions applicable to a Purchase Right. Such events may include, but shall not be limited to, termination of employment for cause, violation of policies of the Company or a Related Corporation or Affiliate, breach of non-solicitation, non-competition, confidentiality, non-disparagement or other covenants, other conduct by the Participant that is determined by the Committee to be detrimental to the business or reputation of the Company, any Related Corporation or Affiliate, and/or other circumstances where such reduction, cancellation, forfeiture or recoupment is required by Applicable Law. In addition, without limiting the effect of the foregoing, as a condition to the grant of a Purchase Right or receipt or retention of shares of Common Stock, cash or any other benefit under the Plan, (i) the Committee may, at any time, require that a Participant comply with any compensation recovery (or “clawback”), stock ownership, stock retention or other policies or guidelines adopted by the Company, a Related Corporation or Affiliate, each as in effect from time to time and to the extent applicable to the Participant, and (ii) each Participant shall be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply under Applicable Law.

(q) Plan Controls. Unless the Committee determines otherwise, in the event of a conflict between any term or provision contained in the Plan and an express term contained in any documentation related to the Plan, the applicable terms and provisions of the Plan will govern and prevail.

(r) Administrative Costs. The Company or a Related Corporation or Affiliate will pay the expenses incurred in the administration of the Plan other than any fees or transfer, excise or similar taxes imposed on the transaction pursuant to which any shares of Common Stock are purchased. The Participant will pay any transaction fees, commissions or similar costs on any sale of shares of Common Stock and may also be charged the reasonable costs associated with issuing a stock certificate or similar matters.

(s) Notice of Disqualifying Disposition. Each Participant who participates in a Section 423 Offering and is subject to taxation in the United States shall give the Company prompt written notice of any disposition or other transfer of shares of Common Stock acquired pursuant to the exercise of a Purchase Right, if such disposition or transfer is made within two years after the Grant Date or within one year after the Purchase Date.

(t) Data Protection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to the Participant so that the Company and its Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer the Plan. This data will include, but may not be limited to, data about participation in the Plan and shares offered or received, purchased, or sold under the Plan from time to time and other appropriate financial and other data about the Participant and the Participant’s participation in the Plan.

(u) No Trust or Fund Created. Neither the Plan nor any Purchase Right shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any of its Affiliates, on the one hand, and a Participant or other Person, on the other hand. No provision of the Plan or any Purchase Right shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be obligated to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other service providers under general law.

(v) Arbitration. All disputes and claims of any nature that a Participant (or such Participant’s transferee or estate) may have against the Company arising out of or in any way related to the Plan or any shall be submitted to and resolved exclusively by binding arbitration conducted in New York, New York (or such other location as the parties thereto may agree) in accordance with the applicable rules of the American Arbitration Association then in effect, and the arbitration shall be heard and determined by a panel of three arbitrators in accordance with such rules (except that in the event of any inconsistency between such rules and this Section 15(v), the provisions of this Section 15(v) shall control). The arbitration panel may not modify the arbitration rules specified above without the prior written approval of all parties to the arbitration. Within ten business days after the receipt of a written demand, each party shall designate one arbitrator, each of whom shall have experience involving complex business or legal matters, but shall not have any prior, existing or potential material business relationship with any party to the arbitration. The two arbitrators so designated shall select a third arbitrator, who shall preside over the arbitration, shall be similarly qualified as the two arbitrators and shall have no prior, existing or potential material business relationship with any party to the arbitration; provided that if the two arbitrators are unable to agree upon the selection of such third arbitrator, such third arbitrator shall be designated in accordance with the arbitration rules referred to above. The arbitrators will decide the dispute by majority decision, and the decision shall be rendered in writing and shall bear the signatures of the arbitrators and the party or parties who shall be charged therewith, or the allocation of the expenses among the parties in the discretion of the panel. The arbitration decision shall be rendered as soon as possible, but in any event not later than 120 days after the constitution of the arbitration panel. The arbitration decision shall be final and binding upon all parties to the arbitration. The parties hereto agree that judgment upon any award rendered by the arbitration panel may be entered in the United States District Court for the Southern District of New York or any court sitting in New York, New York. To the maximum extent permitted by Applicable Law, the parties hereby irrevocably waive any right of appeal from any judgment rendered upon any such arbitration award in any such court. Notwithstanding the foregoing, any party may seek injunctive relief in any such court.

16. Code Section 409A; Tax Qualification.

Purchase Rights to purchase shares of Common Stock granted under a Section 423 Offering are exempt from the application of Code Section 409A and Code Section 457A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Committee determines that a Purchase Right may be subject to Code Section 409A or Code Section 457A or that any provision in the Plan would cause a Purchase Right under the Plan to be subject to Code Section 409A or Code Section 457A, the Committee may amend the terms of the Plan and/or of an outstanding Purchase Right, or take such other action the Committee determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding Purchase Right or future Purchase Right from or to allow any such Purchase Rights to comply with Code Section 409A or Code Section 457A, but only to the extent any such amendments or action by the Committee would not violate Code Section 409A or Code Section 457A. Notwithstanding the foregoing, the Company shall not have any obligation to indemnify or otherwise protect the Participant from any obligation to pay any taxes, interest or penalties pursuant to Code Section 409A or Code Section 457A. The Company makes no representation that the Purchase Right to purchase shares of Common Stock under the Plan is compliant with Code Section 409A or Code Section 457A.

17. Covenants of the Company.

The Company will seek to obtain from each U.S. federal or state, foreign or other regulatory commission or agency having jurisdiction over the Plan, such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder unless the Company determines in its sole discretion that doing so would cause the Company to incur costs that are unreasonable. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.

Annex B

CERTIFICATE OF AMENDMENT OF

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

RUMBLE INC.

Rumble Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.	The present name of the Corporation is Rumble Inc. The Corporation was previously known as “CF Acquisition Corp. VI” and, prior thereto, as “CF Finance Acquisition Corp. V”. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 17, 2020 (the “Original Certificate”). The certificate of amendment of the Original Certificate was filed with the Secretary of State of the State of Delaware on October 1, 2020.

2.	An amended and restated certificate of incorporation, which amended and restated the Original Certificate in its entirety, was filed with the Secretary of State of the State of Delaware on February 18, 2021 (the “First Amended and Restated Certificate”).

3.	The Second Amended and Restated Certificate of Incorporation of the Corporation, which amended and restated the First Amended and Restated Certificate in its entirety, was filed with the Secretary of State of the State of Delaware on September 15, 2022 (as corrected by the Corrected Certificate of Second Amended and Restated Certificate of Incorporation of the Corporation, which was filed with the Secretary of State of the State of Delaware on March 30, 2023, the “Existing Certificate”).

4.	The terms and provisions of this Certificate of Amendment of Second Amended and Restated Certificate of Incorporation have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware by the Board of Directors of the Corporation and by the stockholders of the Corporation.

5.	The following amendments to the Existing Certificate shall be effective upon filing with the Secretary of State of the State of Delaware.

6.	Article IX, Section 9.1 of the Existing Certificate is hereby amended and restated in its entirety to read as follows:

Limited Liability of Directors and Officers. To the fullest extent permitted by law as the same exists or as may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. For purposes of this Section 9.1, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL, as it presently exists or may hereafter be amended from time to time. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of such director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Neither the amendment nor the repeal of this Article IX shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director or officer of the Corporation existing prior to such amendment or repeal.

7.	Except as amended hereby, all other provisions of the Existing Certificate shall remain unchanged and in full force and effect.

B-1

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Second Amended and Restated Certificate of Incorporation this [   ] day of [   ], 2024.

RUMBLE INC.

By:
Name:	Michael Ellis
Title:	General Counsel and Corporate Secretary

B-2

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RUM2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V32979-P07468

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RUMBLE INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Christopher Pavlovski	☐	☐	☐
1b. Nancy Armstrong	☐	☐	☐
1c. Robert Arsov	☐	☐	☐
1d. Paul Cappuccio	☐	☐	☐
1e. Ethan Fallang	☐	☐	☐
1f. Ryan Milnes	☐	☐	☐
1g. David Sacks	☐	☐	☐
2. Approve the Rumble Inc. 2024 Employee Stock Purchase Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V32980-P07468

RUMBLE INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 14, 2024, 10:00 AM ET
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Christopher Pavlovski and Michael Ellis, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) Stock of RUMBLE INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. (Eastern Time) on Friday, June 14, 2024, at www.virtualshareholdermeeting.com/RUM2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side